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Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-207077

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee (1)

5.000% Notes due 2027	$500,000,000	$57,950

(1) Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Prospectus supplement
(To prospectus dated September 22, 2015)

American Equity Investment Life Holding Company

$500,000,000

5.000% Notes due 2027

We are offering $500,000,000 aggregate principal amount of 5.000% Notes due 2027 (the "notes"). We will pay interest on the notes on June 15 and December 15 of each year, beginning December 15, 2017. The notes will mature on June 15, 2027.

Prior to March 15, 2027 (the date that is three months prior to the maturity date of the notes), we may redeem the notes, at our option, at any time in whole or from time to time in part at the "make-whole" redemption price set forth in this prospectus supplement. On or after March 15, 2027 (the date that is three months prior to the maturity date of the notes), we may redeem the notes in whole or from time to time in part at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the notes to be redeemed to, but not including, the date of redemption. See "Description of the notes—Optional redemption."

In addition, we may be required to make an offer to purchase the notes upon a change of control triggering event. See "Description of the notes—Change of control triggering event."

The notes will be our senior unsecured obligations and will rank equally in right of payment to all of our existing and future senior unsecured debt and senior in right of payment to all of our existing and future subordinated debt. The notes will be effectively subordinated to any of our existing and future secured debt to the extent of the value of the assets securing such debt. None of our subsidiaries will guarantee the notes, and the notes will be structurally subordinated to the liabilities of our subsidiaries. The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 above that amount.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

Investing in the Notes involves risks. See "Risk factors" beginning on page S-16 of this prospectus supplement.

Neither the Securities and Exchange Commission ("SEC"), any state securities commission, the Iowa Commissioner of Insurance nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per note	Total

Public offering price(1)	99.930%	$499,650,000
Underwriting discount	0.900%	$4,500,000
Proceeds, before expenses, to us	99.030%	$495,150,000

(1)  Plus accrued interest, if any, from June 16, 2017.

The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about June 16, 2017.

Joint book-running managers

J.P. Morgan	RBC Capital Markets
SunTrust Robinson Humphrey	Citigroup

June 13, 2017

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of notes. The second part is the accompanying prospectus, dated September 22, 2015, which is part of our Registration Statement on Form S-3.

This prospectus supplement adds to, updates and/or changes certain of the information in the accompanying prospectus and the documents incorporated by reference herein. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus or the documents incorporated by reference herein, the information in this prospectus supplement will apply and will supersede the information in the accompanying prospectus or the documents incorporated by reference herein, as the case may be.

It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision regarding the notes. You should also read and consider the information in the documents to which we have referred you in "Where you can find more information" in this prospectus supplement and the accompanying prospectus.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to the date of such information.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on our behalf or the underwriters or any of them, to subscribe to or purchase any notes and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See "Underwriting (conflicts of interest)."

Unless otherwise stated or the context otherwise requires, as used in this prospectus supplement, all references to "American Equity," the "Company," "we," "our" and similar references are to American Equity Investment Life Holding Company and its consolidated subsidiaries.

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Cautionary note regarding forward-looking statements

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "should," "goal," "target," "objective" and similar words, although some forward-looking statements are expressed differently. We caution that these statements may and often do vary from actual results and the differences between these statements and actual results can be material. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. The "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 27, 2017 (our "2016 Annual Report") (and any updates of such section in any subsequent filings with the SEC incorporated by reference herein), provides examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. Other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things:

•
general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the fair value of our investments, which could result in impairments and other than temporary impairments, and certain liabilities, and the lapse rate and profitability of policies;

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customer response to new products and marketing initiatives;

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changes in federal income tax laws and regulations which may affect the relative income tax advantages of our products;

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increasing competition in the sale of annuities;

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regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of products, as well as the U.S. Department of Labor's ("DOL") fiduciary rule;

•
the risk factors or uncertainties listed from time to time in our filings with the SEC; and

•
the risk factors identified below under "Risk factors" beginning on page S-16.

Other factors and assumptions not identified above are also relevant to the forward-looking statements, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combinations of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or to publicly

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announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements. You are advised, however, to consult any further disclosures we make on related subjects in reports we file with the SEC.

Market share, ranking, industry data and forecasts

This prospectus supplement and the accompanying prospectus include market share, ranking, industry data and forecasts that we obtained from industry publications and surveys, public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the included information may not be accurate or complete. While we are not aware of any misstatements regarding the industry data presented in this prospectus supplement and the accompanying prospectus, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon by those sources. Neither we nor the underwriters can guarantee the accuracy or completeness of such information contained in this prospectus supplement and the accompanying prospectus.

Where you can find more information

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You may read and copy any document that we file at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. You may also inspect our annual, quarterly and current reports, any proxy statements and other information at the SEC's website at http://www.sec.gov.

The SEC allows us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that we file with the SEC after the date of this prospectus supplement will automatically modify and supersede the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. Nothing in this prospectus supplement or the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC, unless specifically stated otherwise. We incorporate by reference the following documents (each with SEC file number 001-31911):

•
Our 2016 Annual Report on Form 10-K, including our Definitive Proxy Statement on Schedule 14A, filed on April 19, 2017 (our "Proxy Statement") for the 2017 Annual Meeting of Shareholders and incorporated by reference into our 2016 Annual Report;

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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed on May 9, 2017 (our "First Quarter 2017 Quarterly Report");

•
Our Current Report on Form 8-K, dated January 10, 2017, filed on January 11, 2017;

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Our Current Report on Form 8-K, dated March 28, 2017, filed on March 29, 2017;

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Our Current Report on Form 8-K, dated April 17, 2017, filed on April 17, 2017;

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Our Current Report on Form 8-K, dated April 18, 2017, filed on April 19, 2017; and

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Our Current Report on Form 8-K, dated June 1, 2017, filed on June 5, 2017.

Also, all documents we file with the SEC under File No. 001-31911 pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 under Form 8-K) after the date of this prospectus supplement and prior to termination of the offering to which this prospectus supplement relates shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus supplement or the accompanying prospectus but not delivered with this prospectus supplement, at no cost to such person upon request. To receive a free copy of any of the documents incorporated by reference into this prospectus supplement or the accompanying prospectus, other than exhibits, unless they are specifically incorporated by reference into those documents, call or write:

American Equity Investment Life Holding Company
6000 Westown Parkway
West Des Moines, IA 50266
Attention: Corporate Secretary
Tel: (515) 221-0002

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Summary

This summary highlights information more fully described elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks set forth under the caption "Risk factors" included in this prospectus supplement, the accompanying prospectus, our 2016 Annual Report and First Quarter 2017 Quarterly Report, as well as the historical consolidated financial statements and the related notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in the notes.

The Company

We are a leader in the development and sale of fixed index and fixed rate annuity products. We were incorporated in the state of Iowa on December 15, 1995. We issue fixed annuity and life insurance products through our wholly-owned life insurance subsidiaries, American Equity Investment Life Insurance Company ("American Equity Life"), American Equity Investment Life Insurance Company of New York and Eagle Life Insurance Company ("Eagle Life"). We have one business segment which represents our core business comprised of the sale of fixed index and fixed rate annuities. Our business strategy is focused on growing our policyholder funds and earning predictable returns by managing investment spreads and investment risk. We are licensed to sell our products in 50 states and the District of Columbia.

Annuity market overview

Our target market includes the group of individuals ages 45-75 who are seeking to accumulate tax-deferred savings or create guaranteed lifetime income. We believe that significant growth opportunities exist for annuity products because of favorable demographic and economic trends. According to the U.S. Census Bureau, there were approximately 39 million Americans age 65 and older in 2010, representing 13% of the U.S. population and this group has grown to 44.7 million in 2013. By 2030, this sector of the population is expected to increase to 20% of the total population. Our fixed index and fixed rate annuity products are particularly attractive to this group due to their principal protection, competitive rates of credited interest, tax-deferred growth, guaranteed lifetime income and alternative payout options. Our competitive fixed index and fixed rate annuity products have enabled us to enjoy favorable growth in recent years and since our formation.

According to Wink's Sales and Market Report published by Wink, Inc., total industry sales of fixed index annuities increased 9.7% to $58.2 billion for 2016 from $53.1 billion for 2015. Total industry sales of fixed index annuities have increased 71% over the five year period from 2011 to 2016 (data provided in the following table according to Wink's Sales and Market Report published by Wink, Inc.), which we believe is attributable to more Americans reaching retirement age and seeking products that will provide principal protection and guaranteed lifetime income.

	Year ended December 31,
(Dollars in thousands)	2016	2015	2014	2013	2012

Total industry sales of fixed index annuities	$58,235,265	$53,069,850	$46,896,350	$38,646,864	$33,975,442
Increase from prior year	5,165,415	6,173,500	8,249,486	4,671,422	1,588,397
Increase from prior year	9.7%	13.2%	21.3%	13.7%	4.9%

Strategy

Key elements of executing our strategy include the following:

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Expand and enhance our distribution network.  We currently distribute through a number of distribution channels, including independent agents, broker/dealers, banks and registered investment advisors. American Equity Life has relationships with approximately 35 national marketing organizations, through which nearly 25,000 independent agents are under contract. Our objective is to improve the productivity and efficiency of our independent agent distribution channel by focusing our marketing and recruiting efforts on those independent agents capable of selling $1 million or more of annuity premium annually. We will also be alert for opportunities to establish relationships with successful national marketing organizations and agents not presently associated with us. We continue to grow distribution through broker/dealers, banks and registered investment advisors. According to Wink's Sales and Market Report published by Wink, Inc., sales of fixed index annuities through broker/dealers and banks represented approximately 32% of industry sales in the fourth quarter of 2016. Eagle Life is focused solely on the broker/dealer, bank and registered investment advisor channel and is developing a network of broker/dealers, banks and registered investment advisors that have the ability to distribute fixed index and fixed rate annuity products in large volume. We also offer broker/dealer and bank friendly products for those broker/dealers and banks that choose to associate with us through American Equity Life. We continue to strive to provide all of our distribution partners with the highest quality service possible.

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Continue to introduce innovative and competitive products.  We intend to be at the forefront of the fixed index and fixed rate annuity industry in developing and introducing innovative and competitive products. We were one of the first companies to offer a fixed index annuity that allows a choice among interest crediting strategies including both equity and bond indices as well as a traditional fixed rate strategy. We were one of the first companies to include a lifetime income benefit rider with our fixed index annuities and first to have a lifetime income benefit rider with gender-based income payments. We believe that our continued focus on anticipating and being responsive to the product needs of the ever-growing population of retirees will lead to increased customer loyalty, revenues and profitability.

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Use our expertise to achieve targeted spreads on annuity products.  We have had a successful track record in achieving the targeted spreads on our annuity products. This historical success has been challenged in the current extended low interest rate environment. However, we intend to continue to leverage our experience and expertise in managing the investment spread during a range of interest rate environments to achieve, or work towards achieving, our targeted spreads.

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Maintain our profitability focus and improve operating efficiency.  We are committed to improving our profitability by advancing the scope and sophistication of our investment management and spread capabilities and continuously seeking out efficiencies within our operations. The expanded use of technological resources will continue to allow us to improve our processes, scalability and response times.

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Take advantage of the growing popularity of index products.  We believe that the growing popularity of fixed index annuity products that allow equity and bond market participation without the risk of loss of the premium deposit presents an attractive opportunity to grow our business. The popularity of fixed index annuity products has increased in recent years with the availability of lifetime income benefit riders that provide an attractive alternative for converting accumulated retirement savings into lifetime income. We intend to capitalize on our reputation as a leading provider of fixed index annuities in this expanding segment of the annuity market.

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Focus on high quality service to agents and policyholders.  We have maintained high quality personal service as one of our highest priorities since the inception of our company and continue to strive for an unprecedented level of timely and accurate service to both our agents and policyholders. Examples of our high quality service include a live person answering phone calls and issuing policies within 24 hours of receiving the application if the paperwork is in good order. We believe high quality service is one of our strongest competitive advantages.

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Be proactive in the changing regulatory environment.  We have been a strong and vocal defender of our products and our industry through continued regulatory challenges and have long been an advocate for appropriate regulation. We intend to remain flexible and responsive to the ever changing regulatory environment and will continue to engage with our key regulators to ensure policyholder protections are in place and adequate while permitting continued access to our much needed retirement products.

Products

Annuities offer our policyholders a tax-deferred means of accumulating retirement savings, as well as a reliable source of income during the payout period. When our policyholders deposit cash to annuities, we account for these receipts as policy benefit reserves in the liability section of our consolidated balance sheet. The annuity deposits collected, by product type, during the three most recent fiscal years and the most recent quarter are as follows:

			Year ended December 31,
	Three months ended March 31, 2017
			2016		2015		2014
Product type (dollars in thousands)	Deposits collected	Deposits as a % of total	Deposits collected	Deposits as a % of total	Deposits collected	Deposits as a % of total	Deposits collected	Deposits as a % of total

Fixed index annuities	$1,028,839	95%	$5,724,758	80%	$6,791,689	96%	$3,999,439	96%
Annual reset fixed rate annuities	14,843	1%	64,317	1%	45,182	1%	57,273	1%
Multi-year fixed rate annuities	29,901	3%	1,303,273	18%	214,356	3%	103,293	2%
Single premium immediate annuities	5,551	1%	35,851	1%	32,752	—%	24,580	1%

	$1,079,134	100%	$7,128,199	100%	$7,083,979	100%	$4,184,585	100%

Fixed index annuities

Fixed index annuities allow policyholders to earn index credits based on the performance of a particular index without the risk of loss of their principal. Most of these products allow policyholders to transfer funds once a year among several different crediting strategies, including one or more index based strategies and a traditional fixed rate strategy. Approximately 88%, 89% and 89% of our fixed index annuity sales for the years ended December 31, 2016, 2015 and 2014, respectively, were "premium bonus" products. The initial annuity deposit on these policies is increased at issuance by a specified premium bonus ranging from 3% to 10%. Generally, the surrender charge and bonus vesting provisions of our policies are structured such that we have comparable protection from early termination between bonus and non-bonus products.

The annuity contract value is equal to the sum of premiums paid, premium bonuses and interest credited ("index credits" for funds allocated to an index based strategy), which is based upon an overall limit (or "cap") or a percentage (the "participation rate") of the annual appreciation (based in certain situations on monthly averages or monthly point-to-point calculations) in a recognized index or benchmark. Caps and participation rates limit the amount of annual interest the policyholder may earn in any one contract year and may be adjusted by us annually subject to stated minimums. Caps generally range from 1% to 12% and participation rates range from 10% to 100%. In addition, some products have a spread or "asset fee" generally ranging from 0.75% to 4.0%, which is deducted from annual interest to be credited. For products with asset fees, if the annual appreciation in the index does not exceed the asset fee, the policyholder's index credit is zero. The minimum guaranteed surrender values are equal to no less than 87.5% of the premium collected plus interest credited at an annual rate ranging from 1% to 3%.

Fixed rate annuities

Fixed rate deferred annuities include annual reset and multi-year rate guaranteed products. Our annual reset fixed rate annuities have an annual interest rate (the "crediting rate") that is guaranteed for the first policy year. After the first policy year, we have the discretionary ability to change the crediting rate once annually to any rate at or above a guaranteed minimum rate. Our multi-year rate guaranteed annuities are similar to our annual reset products except that the initial crediting rate is guaranteed for up to seven years before it may be changed at our discretion. The minimum guaranteed rate on our annual reset fixed rate deferred annuities ranges from 1% to 4% and the initial guaranteed rate on our multi-year rate guaranteed policies ranges from 1.7% to 3.75%.

The initial crediting rate is largely a function of the interest rate we can earn on invested assets acquired with new annuity deposits and the rates offered on similar products by our competitors. For subsequent adjustments to crediting rates, we take into account the yield on our investment portfolio, annuity surrender and withdrawal assumptions and crediting rate history for particular groups of annuity policies with similar characteristics. As of December 31, 2016, crediting rates on our outstanding fixed rate deferred annuities generally ranged from 1.0% to 4.0%. The average crediting rates on our outstanding annual reset and multi-year rate guaranteed fixed rate deferred annuities at December 31, 2016 were 1.99% and 2.74%, respectively.

We also sell single premium immediate annuities ("SPIAs"). Our SPIAs are designed to provide a series of periodic payments for a fixed period of time or for life, according to the policyholder's choice at the time of issue. The amounts, frequency and length of time of the payments are fixed at the outset of the annuity contract. SPIAs are often purchased by persons at or near retirement age who desire a steady stream of payments over a future period of years. The implicit interest rate on SPIAs is based on market conditions when the policy is issued. The implicit interest rate on our outstanding SPIAs averaged 2.61% at December 31, 2016.

Withdrawal options—fixed index and fixed rate annuities

Policyholders are typically permitted penalty-free withdrawals up to 10% of the contract value in each year after the first year, subject to limitations. Withdrawals in excess of allowable penalty-free amounts are assessed a surrender charge during a penalty period which ranges from 6 to 17 years for fixed index annuities and 5 to 15 years for fixed rate annuities from the date the policy is issued. This surrender charge initially ranges from 7% to 20% for fixed index annuities and 8% to 20% for fixed rate annuities of the contract value and generally decreases by approximately one-half to two percentage points per year during the surrender charge period. For certain policies, the premium bonus is considered in the establishment of the surrender charge percentages. For other policies, there is a vesting schedule ranging from 10 to 14 years that applies to the premium bonus and any interest earned on that premium bonus. Surrender charges and bonus vesting are set at levels aimed at protecting us from loss on early terminations and reducing the likelihood of policyholders terminating their policies during periods of increasing interest rates. This practice enhances our ability to maintain profitability on such policies. Policyholders may elect to take the proceeds of the annuity either in a single payment or in a series of payments for life, for a fixed number of years or a combination of these payment options. Information on surrender charge protection and net account values are as follows:

	March 31,	December 31,
(Dollars in thousands)	2017	2016	2015	2014

Annuity Surrender Charges:
Average years at issue	13.5	13.5	13.7	13.8
Average years remaining	8.6	8.6	9.1	9.2
Average surrender charge percentage remaining	13.6%	13.8%	14.3%	14.7%
Annuity Account Value (net of coinsurance)	$46,022,759	$45,204,015	$41,249,647	$35,363,041

Beginning in July 2007, substantially all of our fixed index annuity policies and many of our annual reset fixed rate deferred annuities were issued with a lifetime income benefit rider. This rider provides an additional liquidity option to policyholders. With the lifetime income benefit rider, a policyholder can elect to receive guaranteed payments for life from their contract without requiring them to annuitize their contract value. The amount of the living income benefit available is determined by the growth in the policy's income account value as defined in the rider (3.0% to 8.0%), which is selected by the policyholder at the time of purchase, and the policyholder's age at the time the policyholder elects to begin receiving living income benefit payments. Lifetime income benefit payments may be stopped and restarted at the election of the policyholder. During 2013, we introduced new versions of our lifetime income benefit rider that had an optional wellbeing benefit or optional death benefit. Policyholders have the choice of selecting a rider with a base level of benefit for no explicit fee or paying a fee for a rider that has a higher level of benefits, and beginning in 2013 we introduced products where the addition of a rider to the policy is completely optional. Rider fees range from 0.30% to 1.00% of the policy's income account value.

Life insurance

These products include traditional ordinary and term, universal life and other interest-sensitive life insurance products. We have approximately $2.0 billion of life insurance in force as of December 31, 2016. Premiums related to this business accounted for less than 1% of revenues for the years ended December 31, 2016, 2015 and 2014.

Investments/spread management

Investment activities are an integral part of our business, and net investment income is a significant component of our total revenues. Profitability of our annuity products is significantly affected by spreads between interest yields on investments, the cost of options to fund the annual index credits on our fixed index annuities and rates credited on our fixed rate annuities and the fixed rate strategy in our fixed index annuities. We manage the index-based risk component of our fixed index annuities by purchasing call options on the applicable indices to fund the annual index credits on these annuities and by adjusting the caps, participation rates and asset fees on policy anniversary dates to reflect the change in the cost of such options which varies based on market conditions. All options are purchased on the respective policy anniversary dates, and new options are purchased on each of the anniversary dates to fund the next annual index credits. All credited rates on annual reset fixed rate deferred annuities and the fixed rate strategy in fixed index annuities may be changed annually, subject to minimum guarantees. Changes in caps, participation rates and asset fees on fixed index annuities and crediting rates on fixed rate and fixed index annuities may not be sufficient to maintain targeted investment spreads in all economic and market environments. In addition, competition and other factors, including the potential for increases in surrenders and withdrawals, may limit our ability to adjust or to maintain caps, participation rates, asset fees and crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions.

Marketing/distribution

We market our products through a variable cost distribution network, including independent agents through national marketing organizations, broker/dealers, banks and registered investment advisors. We emphasize high quality service to our agents and policyholders along with the prompt payment of commissions to our agents. We believe this has been significant in building excellent relationships with our distribution network.

Our independent agents and agencies range in profile from national sales organizations to personal producing general agents. We actively recruit new agents and terminate those agents who have not produced business for us in recent periods and are unlikely to sell our products in the future. In our recruitment efforts, we emphasize that agents have direct access to our executive officers, giving us an edge in recruiting over larger and foreign-owned competitors. We also emphasize our products, service and our focused fixed rate and fixed index annuity expertise. We also have favorable relationships with our national marketing organizations, which have enabled us to efficiently sell through an expanded number of independent agents.

The independent agent distribution system is comprised of insurance brokers and marketing organizations. We are pursuing a strategy to increase the efficiency of our independent agent distribution network by strengthening our relationships with key national and regional marketing organizations and are alert for opportunities to establish relationships with organizations not presently associated with us. These organizations typically recruit agents for us by advertising our products and our commission structure through direct mail advertising or seminars for insurance agents and brokers. These organizations bear most of the cost incurred in marketing our products. We compensate marketing organizations by paying them a percentage of the commissions earned on new annuity policy sales generated by the agents recruited by such organizations. We also conduct incentive programs for marketing organizations and agents from time to time. We generally do not enter into exclusive arrangements with these marketing organizations.

Agents contracted with us through two national marketing organizations accounted for more than 29% of the annuity deposits and insurance premiums collected during 2016 by American Equity Life, and we expect these organizations to continue as marketers for American Equity Life with a focus on selling our products. The states with the largest share of direct premium collected during 2016 were: Florida (9.6%), California (8.6%), Texas (7.2%), Pennsylvania (6.1%) and North Carolina (5.3%).

Eagle Life's fixed index and fixed rate annuities are distributed pursuant to selling agreements with the applicable broker/dealers, banks and registered investment advisors. Relationships with these firms are facilitated by wholesalers who promote Eagle Life and are compensated based upon the sales of the firms that they have contracted with Eagle Life. At December 31, 2016, Eagle Life had 53 selling agreements in place with broker/dealers. Fourteen of these selling agreements are with broker/dealers affiliated with banks. American Equity Life also is selling through broker/dealers and we have introduced products specifically for this distribution channel.

Additional information

Our principal executive offices are located at 6000 Westown Parkway, West Des Moines, IA 50266, and our telephone number is (515) 221-0002. Our principal website is located at http://www.american-equity.com. The contents of our website are not a part of this prospectus supplement unless otherwise expressly incorporated by reference.

The offering

The summary below describes the principal terms of the notes. Some of the terms and conditions described below are subject to important limitations and exceptions. See "Description of the notes" beginning on page S-28 of this prospectus supplement and "Description of Debt Securities" beginning on page 5 of the accompanying prospectus for a more detailed description of the terms and conditions of the notes.

Issuer	American Equity Investment Life Holding Company.
Securities offered	$500,000,000 aggregate principal amount of 5.000% Notes due 2027, which we refer to herein as the "notes."
Maturity	The notes will mature on June 15, 2027.
Interest	Interest on the notes will accrue from June 16, 2017 at a rate of 5.000% and will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 2017.
Interest rate adjustment
The interest rate payable on the notes will be subject to adjustment from time to time in the manner set forth below if any of Standard & Poor's Ratings Services ("S&P"), Fitch Ratings, Inc. ("Fitch") or A.M. Best Company, Inc. ("A.M. Best") (each of S&P, Fitch and A.M. Best, a "Rating Agency") downgrades or subsequently upgrades the credit rating assigned to the notes. If the rating on the Notes from any of S&P, Fitch or A.M. Best is a rating set forth in the table below, the interest rate payable on the notes will increase from 5.000% by the sum of the number of basis points set forth next to such ratings.

Rating agency
	Rating levels	S&P	Fitch	A.M. Best	Percentage

	1	BB+	BB	bb+	25 basis points
	2	BB	BB–	bb	50 basis points
	3	BB–	B+	bb–	75 basis points
	4	B+ or below	B or below	b+ or below	100 basis points

If only two Rating Agencies provide a rating on the notes, the interest rate shall increase from 5.000% by 1.5 multiplied by the sum of the number of basis points set forth next to each of such ratings. If only one Rating Agency provides a rating on the notes, the interest rate on the notes will be increased from 5.000% by three times the number of basis points set forth opposite such rating. If no Rating Agency provides a rating on the notes, the per annum interest on the notes will increase to, or remain at, as the case may be, 200 basis points above 5.000%.

If any Rating Agency changes its rating or initiates a rating with respect to the notes, the per annum interest rate on the notes will be increased or decreased in accordance with the foregoing requirements.

Any interest rate increase or decrease described above will take effect from the first business day of the interest period during which a rating change requires an adjustment in the interest rate. If any Rating Agency changes its rating on the notes more than once during any particular interest period, the last such change to occur will control for purposes of the rating provided by such Rating Agency for the applicable interest period.

The interest rate on the notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by any other Rating Agency) if the notes become rated A, A or a or higher by any two of S&P, Fitch and A.M. Best, respectively, with a stable or positive outlook.

In no event shall (1) the per annum interest rate on the notes be reduced below 5.000%, and (2) the total increase in the per annum interest rate on the notes exceed 200 basis points above 5.000%. Nothing herein shall be construed as a requirement that the Company obtain a rating on the notes from any Rating Agency or otherwise.
Optional redemption
Prior to March 15, 2027 (the date that is three months prior to the maturity date of the notes), we may redeem the notes, at our option, at any time in whole or from time to time in part at the "make-whole" redemption price described in "Description of the notes—Optional redemption."

On or after March 15, 2027 (the date that is three months prior to the maturity date of the notes), we may redeem the notes in whole or from time to time in part at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the notes to be redeemed to, but not including, the date of redemption.
Change of control triggering event
Upon the occurrence of a Change of Control Triggering Event (as defined under "Description of the notes—Certain definitions"), you will have the right, as holders of the notes, to cause us to repurchase some or all of your notes at 101% of their face amount, plus accrued and unpaid interest to, but excluding, the repurchase date. See "Description of the notes—Change of control triggering event."
No guarantees	The notes will not be guaranteed by any of our subsidiaries.
Ranking	The notes will be our senior unsecured obligations and will:
• rank senior in right of payment to all of our existing and future subordinated indebtedness;
• rank equally in right of payment with all of our existing and future senior indebtedness;
• be effectively subordinated to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and
• be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries.
For the twelve months ended March 31, 2017, our subsidiaries:
• represented approximately 99.9% of our total revenues;
• represented all of our Operating Income (which is a non-U.S. generally accepted accounting principles ("GAAP") financial measure); and
• represented all of our net income.
As of March 31, 2017, our subsidiaries:
• represented 99.9% of our total assets; and
• had $54.4 billion of total liabilities, including trade payables but excluding intercompany liabilities.
As of March 31, 2017, after giving effect to this offering and our use of the net proceeds therefrom:

•

we would have had approximately $769.6 million of total indebtedness (including the notes), none of which would have ranked equally with the notes and $269.6 million of which would have been subordinated to the notes;

• we would have had commitments available to be borrowed under our existing revolving credit facility of $150.0 million; and

•

our subsidiaries would have had approximately $54.4 billion of total liabilities (including trade payables but excluding intercompany liabilities), all of which would have been structurally senior to the notes.

Certain covenants	The indenture that will govern the notes will contain certain covenants that limit, among other things, our ability and the ability of our subsidiaries to:
• incur indebtedness;
• create liens on the stock of certain subsidiaries;
• issue or sell the stock of certain subsidiaries; and
• merge or consolidate with other entities.
These covenants are subject to important exceptions and qualifications, which are described in "Description of the notes—Additional covenants."
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $493.8 million after deducting the underwriting discount and our expenses related to the offering. We intend to use the net proceeds of this offering to (i) redeem all of our outstanding $400.0 million aggregate principal amount 6.625% Notes due 2021 (the "2021 Notes") and (ii) prepay in full our $100.0 million term loan that matures on September 30, 2019 (the "Term Loan"). See "Use of proceeds."

The indenture governing the 2021 Notes permits us to redeem the 2021 Notes on or after July 15, 2017 at a redemption price equal to 103.313% of principal amount of the 2021 Notes to be redeemed. We intend to deliver a notice of redemption for all 2021 Notes on or about the closing date of this offering. This prospectus supplement does not constitute a notice of redemption of the 2021 Notes.
The Term Loan may be prepaid prior to maturity without penalty and must be prepaid or paid down with the net cash proceeds received from the issuance of debt securities.
Further issuances
We may from time to time, without notice to or the consent of the holders of the notes, create and issue further notes having the same ranking and terms and conditions as the notes offered hereby, except for the issue date, the public offering price and, in some cases, the first interest payment date, as described under "Description of the notes—General." Any additional notes having such similar terms, together with the notes, will constitute a single series of securities under the indenture; provided, however, that if the additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, the additional notes will be issued with a separate CUSIP number.

Absence of public market for the notes
The notes are a new issue of securities and there is currently no established trading market for the notes. We do not intend to apply for a listing of the notes on any securities exchange or an automated dealer quotation system. Accordingly, a liquid market for the notes may not develop. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued without notice.
Conflicts of interest
Affiliates of J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc. will receive at least 5% of the net proceeds of this offering in connection with the repayment of our Term Loan. See "Use of proceeds." Accordingly, this offering is being made in compliance with the requirements of Rule 5121 of Financial Industry Regulatory Authority, Inc. ("FINRA"). Because the notes are expected to be rated investment grade by a nationally recognized ratings agency, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary.
Denomination and form
We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company, or "DTC." Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, société anonyme and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 above that amount.
Trustee	U.S. Bank National Association.
Governing law	New York.

Risk factors

In evaluating an investment in the notes, prospective investors should carefully consider, along with the other information in this prospectus supplement and the accompanying prospectus, the specific factors set forth under "Risk factors" for risks involved with an investment in the notes.

Summary consolidated financial information

The following table sets forth our summary consolidated financial information as of and for the years ended December 31, 2016, 2015 and 2014 and as of and for the three months ended March 31, 2017 and 2016. The information as of and for the fiscal years ended December 31, 2016, 2015 and 2014 was derived from our audited annual consolidated financial statements. The information as of and for the three months ended March 31, 2017 and 2016 was derived from our unaudited interim consolidated financial statements and includes, in the opinion of management, all normal and recurring adjustments necessary to present fairly the information for such periods. The results of operations for the three months ended March 31, 2017 are not necessarily indicative of the results to be expected for the full year ending December 31, 2017.

You should read the following summary consolidated financial information together with "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our 2016 Annual Report, "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our First Quarter 2017 Quarterly Report and our audited consolidated financial statements and unaudited consolidated financial statements, including the related notes, in each case incorporated by reference in this prospectus.

	Three months ended March 31,		Year ended December 31,

(Dollars in thousands, except per share data)	2017	2016	2016	2015	2014

	(Unaudited)
Consolidated statements of operations data:
Revenues
Premiums and other considerations	$9,402	$7,345	$43,767	$36,048	$32,623
Annuity product charges	43,572	36,505	173,579	136,168	118,990
Net investment income	485,597	450,826	1,849,872	1,692,192	1,531,667
Change in fair value of derivatives	386,533	(74,065)	164,219	(336,146)	504,825
Net realized gains (losses) on investments, excluding other than temporary impairment ("OTTI") losses	2,338	2,687	11,524	10,211	(4,003)
Net OTTI losses recognized in operations	(141)	(5,694)	(22,679)	(19,536)	(2,627)
Loss on extinguishment of debt	—	—	—	—	(12,502)

Total revenues	927,301	417,604	2,220,282	1,518,937	2,168,973
Benefits and expenses
Insurance policy benefits and change in future policy benefits	11,875	9,109	52,483	45,458	41,815
Interest sensitive and index product benefits	419,139	97,671	725,472	968,053	1,473,700
Change in fair value of embedded derivatives	224,170	265,857	543,465	(464,698)	32,321
Amortization of deferred sales inducements and policy acquisition costs	152,003	77,192	625,178	495,504	294,997
Interest expense on notes and loan payable and subordinated debentures	11,058	10,048	41,206	41,088	48,492
Other operating costs and expenses	27,579	26,830	102,231	96,218	81,584

Total benefits and expenses	845,824	486,707	2,090,035	1,181,623	1,972,909

Income before income taxes	81,477	(69,103)	130,247	337,314	196,064
Income tax expense	27,538	(24,262)	47,004	117,484	70,041

Net income	$53,939	$(44,841)	$83,243	$219,830	$126,023

Per share data:
Earnings (loss) per common share	$0.61	$(0.55)	$0.98	$2.78	$1.69
Earnings (loss) per common share—assuming dilution	0.60	(0.55)	0.97	2.72	1.58
Non-GAAP financial measures (a):
Reconciliation of net income (loss) to non-GAAP operating income:
Net income (loss)	$53,939	$(44,841)	$83,243	$219,830	$126,023
Net realized investment (gains) losses, including OTTI	(1,942)	1,155	7,188	5,737	4,429
Change in fair value of derivatives and embedded derivatives—index annuities	10,977	97,549	56,634	(44,055)	79,053
Change in fair value of derivatives and embedded derivatives—debt	(247)	2,764	(1,265)	1,296	104
Extinguishment of debt	—	—	—	—	12,503
Litigation reserve	—	—	(1,957)	—	(1,418)
Income taxes	(3,105)	(35,629)	(21,499)	13,012	(30,048)

Non-GAAP operating income (b)	$59,622	$20,998	$122,344	$195,820	$190,646

Non-GAAP operating income per common share	$0.67	$0.26	$1.44	$2.48	$2.56
Non-GAAP operating income per common share—assuming dilution	0.66	0.25	1.43	2.42	2.39

	March 31,	December 31,

(Dollars in thousands)	2017	2016	2015	2014

	(Unaudited)
Consolidated balance sheet data:
Total investments	$46,032,216	$44,757,568	$39,570,332	$35,981,858
Total assets	57,548,610	56,053,472	49,029,392	43,976,689
Policy benefit reserves	52,701,412	51,637,026	45,495,431	39,802,861
Notes and loan payable (c)	494,071	493,755	393,227	413,805
Subordinated debentures	241,949	241,853	241,452	241,072
Accumulated other comprehensive income ("AOCI")	424,543	339,966	201,663	721,401
Total stockholders' equity	2,436,231	2,291,595	1,944,535	2,139,876
Statutory financial data:
Life subsidiaries' statutory capital and surplus and asset valuation reserve	3,000,569	2,933,193	2,593,472	2,327,335
Life subsidiaries' statutory net gain from operations before income taxes and realized capital gains (losses)	91,658	144,159	227,865	467,923
Life subsidiaries' statutory net income	68,453	80,699	132,723	344,666
Other data (unaudited):
Adjusted Debt to total capitalization ratio (d)	18.0%	18.4%	16.6%	20.0%
Debt to total capitalization ratio (d)	27.7%	28.3%	27.8%	32.8%
American Equity Life's risk-based capital ("RBC") ratio (e)	353	342	336	372

(a)   In addition to net income (loss), we have consistently utilized non-GAAP operating income, non-GAAP operating income per common share and non-GAAP operating income per common share—assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance. Non-GAAP operating income equals net income adjusted to eliminate the impact of items that fluctuate from year to year in a manner unrelated to core operations and we believe measures excluding their impact are useful in analyzing operating trends. The most significant adjustments to arrive at non-GAAP operating income eliminate the impact of fair value accounting for our fixed index annuity business and are not economic in nature bur rather impact the timing of reported results. We believe the combined presentation and evaluation of non-GAAP operating income together with net income provides information that may enhance an investor's understanding of our underlying results and profitability. The amounts included in the reconciliation of net income to non-GAAP operating income are presented net of related adjustments to amortization of deferred sales inducements and deferred policy acquisition costs.

Non-GAAP operating income is not a substitute for net income determined in accordance with GAAP. The adjustments made to derive non-GAAP operating income are important to understanding our overall results from operations, and, if evaluated without proper context, non-GAAP operating income possesses material limitations:

•
As an example, we could produce a low level of net income in a given period, despite strong operating performance, if in that period we generate significant net realized losses from our investment portfolio. We could also produce a high level of net income in a given period, despite poor operating performance, if in that period we generate significant net realized gains from our investment portfolio.

•
Another limitation of non-GAAP operating income is that it does not include the decrease in cash flows expected to be collected as a result of credit loss OTTI.

Therefore, our management reviews net realized investment gains (losses) and analyses of our net investment income, including impacts related to OTTI write-downs, in connection with their review of our investment portfolio. In addition, our management examines net income as part of their review of our overall financial results.

(b)  Non-GAAP operating income reflects the following expenses and adjustments for the period indicated:

•
Unlocking:  The three months ended March 31, 2016 includes expense from unlocking, which decreased non-GAAP operating income by $28.6 million. The year ended December 31, 2016 includes expense from unlocking, which decreased non-GAAP operating income by $54.1 million. The year ended December 31, 2015 includes benefit from unlocking, which increased non-GAAP operating income by $3.1 million. The year ended December 31, 2014 includes benefit from unlocking, which increased non-GAAP operating income by $28.2 million. For an explanation of the unlocking process, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations for the Three Years Ended December 31, 2016—Net income" and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations for the Three Years Ended December 31, 2016—Operating income, a non-GAAP financial measure" in our 2016 Annual Report incorporated by reference herein.

•
Reserves held for living income benefit riders:  The year ended December 31, 2016 includes an expense from the revision of assumptions used in determining reserves held for living income benefit riders. The impact increased interest sensitive and index product benefits by $42.0 million and decreased non-GAAP operating income by

  $27.1 million for the year ended December 31, 2016. The year ended December 31, 2015 includes an expense from the revision of assumptions used in determining reserves held for living income benefit riders. The impact increased interest sensitive and index product benefits by $18.3 million and decreased non-GAAP operating income by $11.8 million for the year ended December 31, 2015. The year ended December 31, 2014 includes an expense from the revision of assumptions used in determining reserves held for living income benefit riders. The impact increased interest sensitive and index product benefits by $12.4 million and decreased non-GAAP operating income by $8.0 million for the year ended December 31, 2014.

(c)   In 2015, 2014 and 2013, we retired $344 million aggregate principal amount of three convertible note issues. The total consideration paid to retire the convertible notes included $486 million of cash and 9.45 million shares of our common stock. We have now extinguished all of our convertible notes.

(d)  The Adjusted Debt to total capitalization ratio is calculated by dividing Adjusted Debt by total capitalization excluding AOCI. Adjusted Debt is the sum of notes and loan payable and the portion of the total principal amount of subordinated debentures payable to statutory trusts outstanding (qualifying trust preferred securities) that exceeds 15% of total capitalization excluding AOCI. The debt to total capitalization ratio is calculated by dividing the sum of notes and loan payable and the total principal amount of subordinated debentures by total capitalization excluding AOCI.

In addition to total debt in accordance with GAAP, we use Adjusted Debt, a non-GAAP financial measure, as an alternate measure of our leverage. Adjusted Debt is the sum of notes and loan payable and the portion of the total principal amount of subordinated debentures payable to statutory trusts outstanding that exceeds 15% of total capitalization excluding AOCI. Because rating agencies and certain analysts and investors give equity credit to a portion of our subordinated debentures in analyzing our leverage and financial condition, we use Adjusted Debt as a supplemental measure in evaluating our leverage.

Total capitalization excluding AOCI, a non-GAAP financial measure, is the sum of total debt and total stockholders' equity minus AOCI. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, we believe that total capitalization excluding AOCI provides useful supplemental information in evaluating our total capitalization.

In addition, our existing revolving credit facility requires us to maintain a ratio of Adjusted Debt to total capitalization excluding AOCI below a specified level. We also use these measures, therefore, in evaluating our leverage and ongoing compliance with our existing revolving credit facility.

The table below demonstrates how we calculate Adjusted Debt and sets forth a reconciliation of our Adjusted Debt to our total debt for the periods indicated, as well as the components for the calculation of the debt to total capitalization ratio and the Adjusted Debt to total capitalization ratio (unaudited):

	March 31,	December 31,

(Dollars in thousands)	2017	2016	2015	2014

Notes and loan payable	$500,000	$500,000	$400,000	$421,679
Portion of total subordinated debentures payable to statutory trusts outstanding that exceeds 15% of total capitalization excluding AOCI (A)	—	—	—	—

Adjusted Debt	500,000	500,000	400,000	421,679

Remaining portion of total subordinated debentures (B)	269,610	269,610	269,610	269,610

Total subordinated debentures (A+B)	269,610	269,610	269,610	269,610

Total debt	769,610	769,610	669,610	691,289
Total stockholders' equity	2,436,231	2,291,595	1,944,535	2,139,876

Total capitalization	3,205,841	3,061,205	2,614,145	2,831,165
AOCI	424,543	339,966	201,663	721,401

Total capitalization excluding AOCI	2,781,298	2,721,239	2,412,482	2,109,764

(e)   The risk-based capital (RBC) ratio is calculated by dividing total adjusted statutory capital by regulatory required capital. Total adjusted statutory capital is calculated based on a formula specified by the National Association of Insurance Commissioners ("NAIC") that includes American Equity Life's statutory capital and surplus and asset valuation reserve and certain other adjustments. For more information about American Equity Life's statutory capital and surplus, see Note 12 to our audited consolidated financial statements included in our 2016 Annual Report incorporated by reference herein.

The table below sets forth the components for our calculation of the RBC ratio (unaudited):

	March 31,	December 31,

(Dollars in thousands)	2017	2016	2015	2014

American Equity Life's statutory capital and surplus and asset valuation reserve	$3,000,569	$2,933,193	$2,593,472	$2,327,335
Regulatory required capital	850,494	857,261	771,293	625,373

Risk factors

Investing in the notes involves a high degree of risk. Before making an investment decision, and in consultation with your own financial and legal advisors, you should carefully consider the following risk factors and all other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus (including, without limitation, the risk factors contained under the heading "Risk Factors" in our 2016 Annual Report and any updates of such section in any subsequent filings with the SEC incorporated by reference herein). The risks and uncertainties described below and incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties of which we are unaware, or that we currently deem immaterial, also may become material factors that affect us. If any of the following risks or those incorporated by reference herein occur or intensify, our business, financial condition or results of operations could be materially and adversely affected. If this were to happen, you may lose some or all of your investment in the notes. In connection with the forward-looking statements that appear in this prospectus supplement, you should also carefully review the cautionary statements under "Cautionary note regarding forward-looking statements."

Risks related to the business

Changes in federal regulation may affect our annuity sales and profitability.

On April 6, 2016, the DOL released a final regulation which substantially expands the range of activities that will be considered to be fiduciary advice under the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"). As released, the final regulation provided for a phased implementation beginning April 10, 2017, with full implementation by January 1, 2018. Lawsuits are pending challenging the regulation and efforts continue to overturn, delay, repeal or revise the regulation. The success of efforts to overturn, delay, repeal or revise the regulation cannot be predicted. We believe the regulation could materially impact our business and have a material adverse effect on sales of annuity products to individual retirement account ("IRA") holders, particularly index annuity products sold in the independent insurance agent distribution channel. A significant portion of our annuity sales are to IRAs. The new regulation deems advisors, including independent insurance agents who sell fixed index annuities to IRAs, IRA rollovers or 401(k) plans to be fiduciaries and prohibits them from receiving compensation unless they comply with a prohibited transaction exemption. Prohibited transaction exemptions include the new Best Interest Contract ("BIC") exemption and the amended Prohibited Transaction Exemption 84-24 ("PTE 84-24"). The BIC exemption allows an advisor to preserve existing compensation and fee arrangements provided: (1) an entity qualifying as a financial institution executes a best interest contract with the policyholder, acknowledges fiduciary status, and complies with requirements related to written policies and procedures, supervision, record retention, compensation and disclosure; (2) policyholders are permitted to participate in class action litigation; and (3) the agent follows the "Impartial Conduct Standards" in making investment recommendations, including providing recommendations in a holder's best interest, charging no more than reasonable compensation and avoiding misleading statements. The April 2016 regulation amended PTE 84-24 to only cover sales of fixed rate annuity contracts, when it previously also covered variable annuities and fixed indexed annuities. PTE 84-24 requires agents to: (1) follow the "Impartial Conduct Standards" as set forth above; (2) receive only insurance commissions; (3) make certain disclosures; and (4) comply with record retention requirements.

On February 3, 2017, a presidential memorandum directed the DOL to review the regulation to determine whether it would adversely impact retirement savers ability to access retirement information and financial advice.

On April 7, 2017, the DOL issued a final rule delaying the applicability date of the regulation and related exemptions. Under that rule, the new definition of fiduciary and the "Impartial Conduct Standards" will become effective on June 9, 2017. Compliance with the remaining conditions and related exemptions would not be required until January 1, 2018. This rule also changed some requirements of the April 2016 regulation, including permitting insurance agents to rely on PTE-84-24 until January 1, 2018 for all annuity sales, including variable and indexed annuities, provided that the agents follow "Impartial Conduct Standards." Additional changes to the regulation's requirements are possible given the presidential directive to the DOL to review the regulation.

On May 22, 2017, the DOL confirmed that, while it is continuing to review the regulation, the applicability date of the regulation and related exemptions would not be extended and would be June 9, 2017. The DOL also issued certain transition relief information and guidance for the period between June 9, 2017 through January 1, 2018 and indicated that it would not pursue claims against fiduciaries who are "working diligently and in good faith" to comply with the new requirements during the transition period.

Although the precise impact of the regulation is difficult to assess, compliance with the prohibited transaction exemptions will likely result in increased regulatory burdens, decreases in sales, changes to our compensation practices and product offerings and increased litigation risk, which could negatively impact our business, results of operations or financial condition.

Risks related to the notes

Despite our current debt levels, we may still incur substantially more debt or take other actions which would intensify the risks discussed below.

As of March 31, 2017, after giving effect to this offering and the use of proceeds therefrom, our total debt would have been approximately $769.6 million.

We and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in the documents governing our outstanding debt. We will not be restricted under the terms of the indenture that will govern the notes from incurring additional debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture that will govern the notes that could have the effect of diminishing our ability to make payments on the notes when due. If we incur any additional indebtedness that ranks equally with the notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. This may have the effect of reducing the amount of proceeds paid to you. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness.

Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the indenture and the notes could have important consequences for you. For example, it could:

•
make it difficult for us to satisfy our obligations with respect to the notes;

•
increase our vulnerability to general adverse economic and industry conditions;

•
require us to dedicate a portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

•
make it difficult for us to optimally capitalize and manage the cash flow for our businesses;

•
limit our flexibility in planning for, or reacting to, changes in our businesses and the markets in which we operate;

•
place us at a competitive disadvantage compared to our competitors that have less debt; and

•
limit our ability to borrow additional funds.

In addition, it is possible that we may need to incur additional indebtedness in the future in the ordinary course of business or otherwise. Furthermore, if future debt financing is not available to us when required or is not available on acceptable terms, we may be unable to grow our business, take advantage of business opportunities, respond to competitive pressures or refinance maturing debt, any of which could have a material adverse effect on our operating results and financial condition.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

The notes will be effectively subordinated to any secured indebtedness of our company to the extent of the value of the property securing that indebtedness.

The notes will not be secured by any of our assets. As a result, the notes will be effectively subordinated to any secured indebtedness with respect to the assets that secure that indebtedness. We have no material secured indebtedness, but we may incur secured debt in the future. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of our company, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the notes only after all secured indebtedness has been paid in full. As a result, the holders of the notes may receive less, ratably, than the holders of secured debt in the event of our bankruptcy, insolvency, liquidation, dissolution or reorganization.

The terms of our existing revolving credit facility restrict, and the terms of the indenture that will govern the notes will restrict, our current and future operations, particularly our ability to respond to changes or to take certain actions.

Our existing revolving credit facility contains a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest. In addition, any new senior term loan or revolving credit facility that we enter into to replace our existing revolving credit facility could have similar restrictive covenants. These covenants include limitations on our ability to:

•
incur additional indebtedness or issue preferred stock;

•
pay dividends or make other restricted payments;

•
create liens;

•
enter into transactions with affiliates;

•
enter into mergers, consolidations, or sales of all or substantially all of our assets; and

•
allow limitations on any restricted subsidiary's ability to pay dividends, make loans or sell assets to American Equity Investment Life Holding Company or our other restricted subsidiaries.

The indenture that will govern the notes will also contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest. These covenants include limitations on our ability to:

•
incur additional indebtedness;

•
create liens on the stock of certain subsidiaries

•
issue or sell the stock of certain subsidiaries; and

•
merge or consolidate with other entities.

A breach of the covenants or restrictions under the existing revolving credit facility, any new senior term loan or revolving credit facility and the indenture that will govern the notes could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies.

We conduct substantially all of our operations through our subsidiaries, which will not guarantee the notes.

American Equity Investment Life Holding Company is a holding company with no business operations of its own. We conduct our operations through our subsidiaries, which will not guarantee the notes. Our subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. Accordingly, repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity, and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

The notes will be structurally subordinated to all indebtedness and other obligations of our subsidiaries such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary, all of that subsidiary's creditors (including trade creditors) would be entitled to payment in full out of that subsidiary's assets before we would be entitled to any payment.

In addition, the indenture that will govern the notes will not contain any limitation on the amount of indebtedness or other liabilities, such as trade payables, that may be incurred by our subsidiaries.

For the twelve months ended March 31, 2017, our subsidiaries represented 99.9% of our total revenues, all of our non-GAAP Operating Income and all of our net income. As of March 31, 2017, our subsidiaries represented 99.9% of our total assets and had $54.4 billion of total liabilities, including trade payables but excluding intercompany liabilities.

Our liquidity and ability to meet our obligations under the notes may be constrained by the ability of our insurance subsidiaries to distribute cash to us.

We depend on our insurance subsidiaries for cash to make principal and interest payments on debt and to pay administrative expenses and income taxes. We receive cash from our insurance subsidiaries, consisting of dividends and distributions, fees earned under investment advisory agreements, principal and interest payments on surplus debentures and tax-sharing payments, as well as cash from our non-insurance subsidiaries consisting of dividends, distributions, loans and advances. Deterioration in the financial condition, earnings or cash flow of these subsidiaries for any reason could hinder the ability of such subsidiaries to pay cash dividends or other disbursements to American Equity Investment Life Holding Company, which would limit our ability to meet our debt service requirements, including our obligations under the notes, and satisfy other financial obligations. In addition, we may elect to contribute additional capital to certain insurance subsidiaries to strengthen their surplus for covenant compliance or regulatory purposes (including, for example, maintaining adequate risk-based capital ("RBC") levels) or to provide the capital necessary for growth, in which case it is less likely that our insurance subsidiaries would pay us dividends. Accordingly, this could limit our ability to meet debt service requirements and satisfy other holding company financial obligations.

In addition, the payment of dividends or surplus debenture interest by our insurance subsidiaries is restricted by the applicable laws of their respective jurisdictions requiring that our insurance subsidiaries hold a specified amount of minimum reserves in order to meet future obligations on their outstanding policies.

The ability of our insurance subsidiaries to pay dividends is also impacted by various criteria established by rating agencies to maintain or receive higher financial strength ratings and by the capital levels that we target for our insurance subsidiaries, as well as RBC and statutory surplus compliance requirements under our existing revolving credit facility.

There is currently no public market for the notes, and we do not know if a market will ever develop or, if a market does develop, whether it will be sustained.

The notes are a new issue of securities, and there is no existing trading market for the notes. Although the underwriters have informed us that they intend to make a market in the notes, they have no obligation to do so and may discontinue making a market at any time without notice. As a result, a liquid market may not develop for the notes, and you may not be able to sell your notes when you wish to sell them, or the prices that you receive when you sell the notes may not be favorable. We do not intend to apply for listing of the notes on any securities exchange. If a market for the notes does not develop, you may not be able to resell your notes for an extended period of time, if at all. Moreover, if markets for the notes do develop in the future, these markets may not continue indefinitely, and the notes may not be sold at a price equal to or greater than their initial offering price. In addition, in response to prevailing interest rates and market conditions generally, as well as our performance, the notes could trade at a price lower than their initial offering price.

We may not be able to repurchase the notes upon a change of control triggering event.

Upon the occurrence of a change of control triggering event as defined in the indenture that will govern the notes, each holder of notes will have the right to require us to repurchase all or any part of such holder's notes for cash at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of such repurchase, unless we have previously given notice of our intention to exercise our right to redeem the notes. If a change of control triggering event occurs, we may not have sufficient financial resources available to satisfy our obligations to repurchase the notes, or the terms of other indebtedness may preclude us from doing so. Our failure to repurchase the notes as required under the indenture that will govern the notes would result in a default under the indenture that could have material adverse consequences for us and the holders of the notes. In order to avoid the obligations to repurchase the notes and events of default and potential breaches of our existing revolving credit facility and other indebtedness, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

In addition, certain important corporate events, such as leveraged recapitalizations, may not, under the indenture that will govern the notes, constitute a "change of control" that would require us to repurchase the notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. See "Description of the notes—Change of control triggering event."

Holders of the notes may not be able to determine when a change of control triggering event giving rise to their right to have the notes repurchased has occurred following a sale of "substantially all" of our assets.

One of the circumstances under which a change of control triggering event may occur is upon the sale or disposition of "all or substantially all" of our assets. There is no precise established definition of the phrase "substantially all" under applicable law, and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.

Our credit ratings may not reflect all risks of your investment in the notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. There can be no assurance that our credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable agencies, if, in such agency's judgment, circumstances so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. In addition, if any of our outstanding debt that is rated is downgraded, raising capital will become more difficult for us, and commitment and borrowing costs under our credit agreement and other future borrowings may increase. Agency ratings are not a recommendation to buy, sell or hold any security and may be revised or withdrawn at any time by the issuing organization. Each agency's rating should be evaluated independently of any other agency's rating.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $493.8 million after deducting the underwriting discounts and our expenses related to the offering. We intend to use the net proceeds of this offering to (i) redeem all of our outstanding $400.0 million aggregate principal amount 2021 Notes and (ii) prepay in full our $100.0 million Term Loan.

The indenture governing the 2021 Notes permits us to redeem the 2021 Notes on or after July 15, 2017 at a redemption price equal to 103.313% of principal amount of the 2021 Notes to be redeemed. We intend to deliver a notice of redemption for all 2021 Notes on or about the closing date of this offering. This prospectus supplement does not constitute a notice of redemption of the 2021 Notes.

The Term Loan may be prepaid prior to maturity without penalty and must be prepaid or paid down with the net cash proceeds received from the issuance of debt securities. For more information about the interest rate and original use of proceeds of the Term Loan, see "Description of other indebtedness—Revolving credit facility and term loan."

Capitalization

The following table sets forth our capitalization as of March 31, 2017 and as adjusted to give effect to the application of the net proceeds from the sale of the notes as described under "Use of proceeds." This table should be read in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2017

(Dollars in thousands)	Actual	As adjusted

2021 Notes	$400,000	$—
Term Loan	100,000	—
Principal amount of subordinated debentures payable to subsidiary trusts	269,610	269,610
Notes offered hereby	—	500,000

Total debt	769,610	769,610
Total Stockholders' equity	2,436,231	2,436,231

Total capitalization	$3,205,841	$3,205,841

Ratio of earnings to fixed charges

The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The ratios are calculated by dividing earnings by fixed charges. Earnings consist of income before income taxes and minority interests plus fixed charges. Fixed charges consist of interest expense and the portion of operating leases that are representative of the interest factor. Interest expense includes interest sensitive and index product benefits and amortization of deferred sales inducements, interest expense on notes and loan payable, interest expense on subordinated debentures, interest expense on amounts due under repurchase agreements and other interest expense.

We did not have any preferred stock outstanding for the periods presented, and therefore the ratio of earnings to combined fixed charges and preferred stock dividends would be the same as the ratios of earnings to fixed charges presented below.

	March 31,		December 31,

	2017	2016	2016	2015	2014	2013	2012

Ratio of earnings to fixed charges	1.2x	0.5x	1.1x	1.3x	1.1x	1.2x	1.1x

The following table sets forth our ratio of earnings to fixed charges excluding interest sensitive and index product benefits and amortization of deferred sales inducements. This ratio is presented here to reflect the effect of excluding interest sensitive and index product benefits and amortization of deferred sales inducements, which we believe are not indicative of interest expense related to amounts borrowed. Interest sensitive and index product benefits and amortization of deferred sales inducements do not require cash outlays unless and until annuity holders elect to withdraw their annuity account balances, subject to applicable surrender charges. Therefore, we view such expenses as operating expenses and treat them as such in our consolidated statements of operations.

	March 31,		December 31,

	2017	2016	2016	2015	2014	2013	2012

Ratio of earnings to fixed charges, excluding interest sensitive and index product benefits and amortization of deferred sales inducements	8.1x	(5.7)x	4.1x	9.0x	5.0x	8.5x	3.0x

Description of other indebtedness

Revolving credit facility and term loan

On September 30, 2016, we entered into a credit agreement with six banks, including JPMorgan Chase Bank, N.A. (as administrative agent (the "Agent") and as a lender), Royal Bank of Canada, SunTrust Bank, and Citibank, N.A. that provided for a $150.0 million unsecured revolving line of credit (the "Revolving Facility") that matures on September 30, 2021 and a $100.0 million Term Loan that matures on September 30, 2019 and can be prepaid prior to maturity without penalty.

We utilized the proceeds from the Term Loan to make a contribution to the capital and surplus of our subsidiary, American Equity Life. Any proceeds from the Revolving Facility will be used to finance our general corporate purposes. Interest is paid quarterly on the Term Loan. The interest rate for all borrowings under the credit agreement is floating at a rate based on our election that will be equal to the alternate base rate (as defined in the credit agreement) plus the applicable margin or the adjusted LIBOR rate (as defined in the credit agreement) plus the applicable margin. We also pay a commitment fee based on the available unused portion of the Revolving Facility. The applicable margin and commitment fee rate are based on our credit rating and can change throughout the period of the borrowings. Based upon our current credit rating, the applicable margin is 0.75% for alternate base rate borrowings and 1.75% for adjusted LIBOR rate borrowings, and the commitment fee is 0.275%. The interest rate in effect on the Term Loan during the three months ended March 31, 2017 was 3.125%.

Under the credit agreement, we are required to maintain a minimum risk-based capital ratio at our subsidiary, American Equity Life, of 275%, a maximum ratio of adjusted debt to total adjusted capital of 0.35, and a minimum level of statutory surplus at American Equity Life equal to the sum of (i) 80% of statutory surplus at June 30, 2016, (ii) 50% of the statutory net income for each fiscal quarter ending after June 30, 2016 and (iii) 50% of all capital contributed to American Equity Life after June 30, 2016.

The Revolving Facility contains an accordion feature that allows us, on up to three occasions and subject to credit availability, to increase the credit facility by an additional $50.0 million in the aggregate. We also have the ability to extend the maturity date of the Revolving Facility by an additional one year past the initial maturity date of September 30, 2021 with the consent of the extending banks. There are currently no guarantors of the Revolving Facility or the Term Loan, but certain of our subsidiaries must guarantee our obligations under the credit agreement if such subsidiaries guarantee other material amounts of our debt.

No amounts were outstanding under the Revolving Facility at March 31, 2017. As of March 31, 2017, $658.8 million is unrestricted and could be distributed to shareholders and still be in compliance with all covenants under the credit agreement.

The credit agreement contains additional negative and affirmative covenants applicable to us and our existing and future subsidiaries (subject to certain exceptions, including carve-outs and baskets), including, without limitation, negative covenants that, subject to customary exceptions, limit the ability of our material non-guarantor subsidiaries to create, incur, assume or permit to exist certain debt, limit our ability, and the ability of our material subsidiaries, to create or permit to exist certain liens and undergo certain fundamental changes, limit our ability to change the nature of our business and the business conducted by our subsidiaries, limit our ability and the ability of our insurance subsidiaries to enter into certain reinsurance agreements, limit our ability and the ability of our subsidiaries to enter into certain transactions with affiliates and limit our ability to make certain restricted payments.

The credit agreement contains certain events of default (subject to customary grace periods, cure rights and materiality thresholds), including, among others, failure to pay principal, interest or fees, violation of covenants, material inaccuracy of representations and warranties, cross-defaults and cross-acceleration to material indebtedness, certain bankruptcy and insolvency events, certain material judgments, certain ERISA events, change of control and invalidity of loan documents. Upon the occurrence and during the continuance of an event of default, under the credit agreement, the Agent may, with the consent of the lenders holding a majority of the term loans and the revolving commitments, or shall, upon the request of such lenders, terminate the commitments and declare the principal of all loans to be due and payable together with accrued interest thereon and all fees and all our other obligations accrued thereunder.

We will prepay our $100.0 million Term Loan in full with the proceeds of this offering.

2021 Notes

At March 31, 2017, we had outstanding $400.0 million of senior unsecured notes due 2021 which bear interest at 6.625% per year and will mature on July 15, 2021. Interest on the 2021 Notes is payable on January 15 and July 15 of each year.

On and after July 15, 2017, we may redeem all or, from time to time, a part of the 2021 Notes at the following redemption prices (expressed as a percentage of principal amount of the 2021 Notes to be redeemed) plus accrued and unpaid interest, if any, to the date of redemption, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Year	Percentage

2017	103.313%
2018	101.656%
2019 and thereafter	100.000%

We intend to deliver a notice of redemption for all 2021 Notes on or about the closing date of this offering. This prospectus supplement does not constitute a notice of redemption of the 2021 Notes.

Description of the notes

The Company will issue the notes offered hereby (the "Notes") under the base indenture, as amended and supplemented by a supplemental indenture between itself and U.S. Bank National Association, as trustee (in such capacity, the "Trustee"), dated as of June 16, 2017 with respect to the Notes between the Company and the Trustee (the "Supplemental Indenture"). For convenience, the base indenture, as supplemented by the Supplemental Indenture, is referred to as the "Indenture." The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of the Indenture. The issuance of Notes in this offering will be limited to $500,000,000. Following the Issue Date, additional Notes may be issued under the Indenture from time to time in an unlimited amount ("Additional Notes"), subject to compliance with the restrictions set forth in the covenant described below under the caption "—Additional covenants—Limitation on incurrence of indebtedness." Any Additional Notes will be part of the same series as the Notes offered hereby and will vote on all matters as a single series with the Notes offered in this offering (except as otherwise provided herein). The Indenture will permit the Company to designate the maturity date, interest rate and optional redemption provisions applicable to each series of Additional Notes, which may differ from the maturity date, interest rate and optional redemption provisions applicable to the Notes issued on the Issue Date. Additional Notes that differ with respect to maturity date, interest rate or optional redemption provisions from the Notes issued on the Issue Date will constitute a different series of Notes from such initial Notes. Additional Notes that have the same maturity date, interest rate and optional redemption provisions as the Notes issued on the Issue Date will be treated as the same series as such initial Notes unless otherwise designated by the Company; provided, however, that if the Additional Notes are not fungible with such initial Notes for U.S. federal income tax purposes, the Additional Notes will be issued with a separate CUSIP number. The Company similarly will be entitled to vary the application of certain other provisions to any series of Additional Notes. All references to the Notes include Additional Notes (unless indicated to the contrary).

This Description of the notes is intended to be a summary of the material provisions of the Notes and the Indenture. Since this Description of the notes is only a summary, you should refer to the Indenture and the Notes for a complete description of the obligations of the Company and its Subsidiaries and your rights. This Description of the notes supplements the description of the senior debt securities set forth under the caption "Description of Debt Securities" in the accompanying prospectus, and in the event that any provision described in this Description of the notes is inconsistent with any description contained in the accompanying prospectus, this Description of the notes will apply and supersede the description in the accompanying prospectus.

You will find the definitions of capitalized terms used in this description under the caption "—Certain definitions." For purposes of this description, references to the "Company," "we," "our" and "us" refer only to American Equity Investment Life Holding Company and not to its Subsidiaries. Certain defined terms used in this Description of the notes but not defined herein have the meanings assigned to them in the Indenture.

General

The Notes will:

•
be senior unsecured obligations of the Company;

•
rank equally in right of payment to any existing and future senior Indebtedness of the Company and senior in right of payment to any existing and future subordinated Indebtedness of the Company;

•
be effectively subordinated to any future secured Indebtedness of the Company, to the extent of the value of the assets securing such Indebtedness;

•
be structurally subordinated to all existing and future obligations of Subsidiaries of the Company that are not Subsidiary Guarantors;

•
be unconditionally guaranteed by each future Subsidiary Guarantor, if any, as further described below under the caption "—Additional covenants—Future subsidiary guarantors";

•
mature on June 15, 2027; and

•
be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

As of March 31, 2017, on an as adjusted basis after giving effect to this offering and the use of the net proceeds therefrom:

•
the Company would have had approximately $769.6 million of total Indebtedness (including the Notes), none of which would have ranked equally with the Notes, and $269.6 million of which would have been subordinated to the Notes;

•
the Company would have had commitments available to be borrowed under its existing revolving credit facility of $150.0 million; and

•
our Subsidiaries, none of which will Guarantee the Notes as of the Issue Date, would have had approximately $54.4 billion of total liabilities (including trade payables but excluding intercompany liabilities), all of which would have been structurally senior to the Notes.

Interest

Interest on the Notes will:

•
accrue at the rate of 5.000% per annum, subject to adjustment as described under "—Interest rate adjustment";

•
accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date;

•
be payable in cash semiannually in arrears on June 15 and December 15 (each an "Interest Payment Date"), commencing on December 15, 2017;

•
be payable to Holders of record at the close of business on the June 1 and December 1 immediately preceding the related Interest Payment Date; and

•
be computed on the basis of a 360-day year comprised of twelve 30-day months.

Notwithstanding the foregoing, if any such Interest Payment Date would otherwise be a day that is not a Business Day, then the interest payment will be postponed to the next succeeding Business Day. If the maturity date of the Notes is a day that is not a Business Day, all payments to be made on such day will be made on the next succeeding Business Day, with the same force and effect as if made on the maturity date. In either of such cases, no additional interest will be payable as a result of such delay in payment.

Interest rate adjustment

The interest rate payable on the Notes will be subject to adjustment from time to time, in the manner set forth below, if any of S&P, Fitch or A.M. Best (each as defined below) downgrades or subsequently upgrades the credit rating assigned to the Notes. If the rating on the Notes from any of S&P, Fitch or A.M. Best is a rating set forth in the table below, the interest rate payable on the Notes shall increase from 5.000% by the sum of the number of basis points set forth next to such ratings.

Rating agency
Rating levels	S&P*	Fitch*	A.M. Best*	Percentage

1	BB+	BB	bb+	25 basis points
2	BB	BB–	bb	50 basis points
3	BB–	B+	bb–	75 basis points
4	B+ or below	B or below	b+ or below	100 basis points

*    Including the equivalent ratings of any substitute Rating Agency.

If only two Rating Agencies provide a rating on the Notes, the interest rate shall increase from 5.000% by 1.5 multiplied by the sum of the number of basis points set forth next to each of such ratings. If only one Rating Agency provides a rating on the Notes, the interest rate on the Notes will be increased from 5.000% by three times the number of basis points set forth opposite such rating. If no Rating Agency provides a rating on the Notes, the per annum interest on the Notes will increase to, or remain at, as the case may be, 200 basis points above 5.000%.

If any Rating Agency changes its rating or initiates a rating with respect to the Notes, the per annum interest rate on the Notes will be increased or decreased in accordance with the foregoing requirements.

Any interest rate increase or decrease described above will take effect from the first Business Day of the interest period during which a rating change requires an adjustment in the interest rate. If any Rating Agency changes its rating on the Notes more than once during any particular interest period, the last such change to occur will control for purposes of the rating provided by such Rating Agency for the applicable interest period.

The interest rate on the Notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by any other Rating Agency) if the Notes become rated A, A or a or higher by any two of S&P, Fitch and A.M. Best, respectively, with a stable or positive outlook.

In no event shall (1) the per annum interest rate on the Notes be reduced below 5.000%, and (2) the total increase in the per annum interest rate on the Notes exceed 200 basis points above 5.000%. Nothing herein shall be construed as a requirement that the Company obtain a rating on the Notes from any Rating Agency or otherwise.

Payments on the notes; paying agent and registrar

The Company will pay, or cause to be paid, principal of, premium, if any, and interest on the Notes, and Notes may be exchanged or transferred, at the office or agency designated by the Company, except that the Company may, at its option, pay interest on the Notes by wire transfer or by check mailed to or upon the written order of Holders of the Notes at their registered addresses as they appear in the registrar's books. The Company has initially designated the corporate trust office of the Trustee (or an affiliate thereof) to act as its paying agent (the "Paying Agent") and registrar ("Registrar"). The Company may, however, change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of the Subsidiaries may act as Paying Agent or Registrar.

The Company will pay principal of, premium, if any, and interest on, Notes in global form registered in the name of or held by The Depository Trust Company ("DTC") or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered Holder of such global Note.

Transfer and exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of the Notes. No service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of Notes, but the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before the mailing of a notice of redemption.

The registered Holder of a Note will be treated as the owner of it for all purposes.

Mandatory redemption

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Optional redemption

Prior to March 15, 2027 (the date that is three months prior to the maturity date of the Notes), we may redeem the Notes, at our option, at any time (the time of any redemption of the Notes, the "Redemption Date") in whole or from time to time in part at a redemption price calculated by an Independent Investment Banker (as defined below) equal to the greater of:

•
100% of the principal amount of the Notes being redeemed, and

•
the sum of the present values of the remaining principal amount and scheduled payments of interest to March 15, 2027 (the date that is three months prior to the maturity date of the Notes) on the Notes to be redeemed (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 45 basis points, as calculated by an Independent Investment Banker;

plus, in either of the above cases, accrued and unpaid interest on the principal amount of any Notes to be redeemed to, but not including, the Redemption Date.

On or after March 15, 2027 (the date that is three months prior to the maturity date of the Notes), we may redeem the Notes, at our option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the principal amount of any Notes to be redeemed to, but not including, the date of redemption.

As used in this prospectus supplement:

"Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes (assuming that the Notes matured on the date that is three months prior to the maturity of the Notes) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (assuming that the Notes matured on the date that is three months prior to the maturity of the Notes).

"Comparable Treasury Price" means, with respect to any Redemption Date for the Notes, the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

"Independent Investment Banker" means any of J.P. Morgan Securities LLC, RBC Capital Markets, LLC and any successor firm or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

"Reference Treasury Dealer" means each of J.P. Morgan Securities LLC, RBC Capital Markets, LLC and three other primary U.S. government securities dealers (each a "Primary Treasury Dealer"), as specified by us; provided, however, that if any of J.P. Morgan Securities LLC, RBC Capital Markets, LLC or any Primary Treasury Dealer as specified by us shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer, and if we fail to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the Trustee after consultation with us.

"Reference Treasury Dealer Quotations" means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

"Treasury Rate" means the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

Redemption procedures

The Company shall provide notice of any optional redemption to the Holders, with a copy to the Trustee, at least 30 and not more than 60 days prior to the applicable Redemption Date mailed by first-class mail to each Holder's registered address or in accordance with the applicable procedures of DTC. Notwithstanding the foregoing, redemption notices may be mailed or otherwise provided more than 60 days prior to a Redemption Date if such notice is issued in connection with the discharge of the obligations of the Company and the Subsidiary Guarantors under the Notes pursuant to the Company's exercise of the defeasance or satisfaction and discharge provisions under the Indenture.

If a Redemption Date is on or after an interest record date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company.

In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on as nearly a pro rata basis as possible or by lot or such other similar method in accordance with the procedures of DTC (subject to such rounding as may be necessary so that Notes are redeemed in whole increments of $1,000 and no Note of $2,000 in original principal amount or less will be redeemed in part). If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

From time to time, the Company, its Subsidiaries, its direct or indirect parents or its Affiliates may acquire any Notes through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemptions or otherwise, upon such terms and at such prices as the Company, its Subsidiaries, its direct or indirect parents or its Affiliates (as applicable) may determine (or as may be provided for in the Indenture), which may be more or less than the consideration for which such Notes are being sold and may be less than the redemption price in effect and could be for cash or other consideration, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture. There can be no assurance as to which, if any, of these alternatives or combinations thereof the Company, its Subsidiaries, its direct or indirect parents or its Affiliates may choose to pursue in the future.

Absence of subsidiary guarantees as of the issue date

As of the Issue Date, none of the Company's Subsidiaries will Guarantee the Notes, and, except under the limited circumstances described below under the caption "—Additional covenants—Future subsidiary guarantors," will not be required to Guarantee the Notes. The operations of the Company are conducted through its Subsidiaries and, therefore, the Company depends on the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Notes. The Notes will be effectively subordinated in right of payment to all Indebtedness and other obligations, liabilities and commitments (including trade payables and all claims of the

Company's Insurance Subsidiaries' policyholders) of the Company's Subsidiaries that are not Subsidiary Guarantors. Any right of the Company to receive assets of any of its Subsidiaries upon the Subsidiary's liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of the Subsidiary, in which case the claims of the Company would still be subordinate in right of payment to any security interest in the assets of the Subsidiary and any Indebtedness of the Subsidiary senior to that claim held by the Company.

Change of control triggering event

If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem all of the Notes as described above under the caption "—Optional redemption," each Holder will have the right to require the Company to repurchase all or any part (in integral multiples of $1,000 except that no Note may be tendered in part if the remaining principal amount would be less than $2,000) of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

Within 30 days following any Change of Control Triggering Event, except to the extent the Company has exercised its right to redeem all of the Notes as described above under the caption "—Optional redemption," or, at the Company's option, prior to any Change of Control Triggering Event but after the public announcement of a transaction or transactions that constitute or may constitute a Change of Control, the Company will be required to send, by first class mail, or otherwise deliver in accordance with the applicable procedures of DTC, a notice (the "Change of Control Offer") to each Holder or otherwise give notice in accordance with the applicable procedures of DTC, with a copy to the Trustee, stating:

(1)
that a Change of Control Offer is being made and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Company at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant Interest Payment Date) (the "Change of Control Payment");

(2)
the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise delivered in accordance with the applicable procedures of DTC, other than as may be required by law) (the "Change of Control Payment Date");

(3)
the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Notes repurchased;

(4)
that any Notes not tendered will continue to accrue interest in accordance with the terms of the Indenture;

(5)
that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(6)
that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase and a statement that such Holder is unconditionally withdrawing its election to have such Notes purchased;

(7)
if such notice is delivered prior to the occurrence of a Change of Control Triggering Event, stating that the Change of Control Triggering Event is conditioned on the occurrence of such Change of Control Triggering Event; and

(8)
that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)
accept for payment all Notes or portions of Notes (in principal amounts of $2,000 or larger integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;

(2)
deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes validly tendered; and

(3)
deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly submit electronically or mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note (it being understood that, notwithstanding anything in the Indenture to the contrary, no Opinion of Counsel or Officer's Certificate will be required for the Trustee to authenticate or deliver such new Note) equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

Except as described above with respect to a Change of Control Triggering Event, the Indenture does not contain provisions that permit the Holders to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer following a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption for all of the outstanding Notes has been given pursuant to the Indenture unless and until there is a default in payment of the applicable redemption price, plus accrued and unpaid interest to, but excluding, the proposed redemption date. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditioned upon such Change of Control Triggering Event.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of such compliance.

The Change of Control Triggering Event provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of "Change of Control Triggering Event" includes a disposition of all or substantially all of the property and assets of the Company and the Subsidiaries taken as a whole to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control Triggering Event has occurred and whether a Holder of Notes may require the Company to make an offer to repurchase the Notes as described above. Certain provisions under the Indenture relating to the Company's obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

The Company may be unable to repurchase the Notes upon a Change of Control Triggering Event because it may not have sufficient funds available, or the Company may be prohibited from doing so by the terms of its other Indebtedness. A transaction constituting a Change of Control Triggering Event may also constitute an Event of Default under future agreements relating to Indebtedness to which the Company becomes a party. If a Change of Control Triggering Event were to occur, the Company may seek to obtain a waiver or refinance the Indebtedness under any such future agreement. However, no assurance can be provided that the Company would be successful in obtaining any such waiver or refinancing, and if the Company were not successful the amounts outstanding under such agreements may be declared immediately due and payable. See "Risk factors—Risks related to the notes—We may not be able to repurchase the notes upon a change of control triggering event."

Events of default

We refer you to the section entitled "Description of Debt Securities—Events of Default, Notice and Waiver" in the accompanying prospectus for a description of the Events of Default, which will be applicable to the Notes, with the exception of the fourth bullet point of the first paragraph thereof, which is replaced with the following, and the addition of the succeeding paragraph below:

•
Default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries), other than Indebtedness owed to the Company or a Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which Default:

  •
  is caused by a failure to pay principal on such Indebtedness at its final Stated Maturity within the grace period provided in the agreements or instruments governing such Indebtedness (a "payment default"); or

  •
  results in the acceleration of such Indebtedness prior to its final Stated Maturity (the "cross acceleration provision");

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $50.0 million or more (or its foreign currency equivalent); and

In the event of a declaration of acceleration of the Notes because an Event of Default described in the fourth bullet point of the first paragraph under "—Events of Default, Notice and Waiver" (as modified as described above) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the default triggering such Event of Default pursuant to the provision described in such fourth bullet point shall be remedied or cured by the Company or a Subsidiary or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Additional covenants

We refer you to the section entitled "Description of Debt Securities" in the accompanying prospectus for a description of certain covenants applicable to the Notes, including the covenants described in such section under "—Restrictive Covenant—Limitations on Dispositions of Stock of Certain Subsidiaries" and "—Consolidation, Merger, Sale of Assets and Other Transactions." In addition to the foregoing, the following covenants will apply to the Notes for the benefit of holders of the Notes.

Limitation on incurrence of indebtedness

The Indenture will provide that we will not, and will not permit any of our Subsidiaries to create, Incur, issue, assume, Guarantee or otherwise become directly or indirectly liable for, contingently or otherwise, any Indebtedness unless (1) no Event of Default has occurred and is continuing and (2) our Leverage Ratio as of the Balance Sheet Date immediately preceding the date on which such additional Indebtedness is Incurred would have been no greater than 0.35 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness and all other Indebtedness Incurred since the immediately preceding Balance Sheet Date had been Incurred and the proceeds therefrom applied as of such day.

Negative pledge

Because we are a holding company, our assets consist primarily of the securities of our Subsidiaries. The negative pledge provisions in the Notes limit our ability to pledge some of these securities. Under the terms of the Notes, except for specifically permitted liens, we will not, and will not permit any Subsidiary to, create, assume, incur or permit to exist any Indebtedness for borrowed money (including any guarantee of Indebtedness for borrowed money) that is secured by a Lien on:

•
the voting securities of any Significant Subsidiary, or

•
the voting securities of a Subsidiary that owns, directly or indirectly, the voting securities of any of the Significant Subsidiaries, without providing that the issued and outstanding Notes will be secured equally and ratably with Indebtedness so secured so long as such other Indebtedness shall be secured.

As of the date of this prospectus supplement, our Significant Subsidiaries are American Equity Investment Life Insurance Company, American Equity Investment Life Insurance Company of New York and Eagle Life Insurance Company.

Restrictions on dispositions

The terms of the Notes also provide that we will not, and will not permit any of our Subsidiaries to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any of the Common Stock of our Significant Subsidiaries (except to us or to one or more of our other Subsidiaries or for the purpose of qualifying directors), unless:

•
the issuance, sale, assignment, transfer or other disposition is required to comply with the order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of one of our Subsidiaries;

•
the entire Capital Stock of a Significant Subsidiary then owned by us or one of our Subsidiaries is disposed of in a single transaction or in a series of related transactions, for consideration consisting of cash or other property which is at least equal to the Fair Value of such Capital Stock; or

•
after giving effect to the issuance, sale, assignment, transfer or other disposition, we and our Subsidiaries would own directly or indirectly at least 80% of the issued and outstanding Capital Stock of such Significant Subsidiary and such issuance, sale, assignment, transfer or other disposition is made for consideration consisting of cash or other property which is at least equal to the Fair Value of such Capital Stock.

Reports

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will furnish to the Trustee and the registered Holders of the Notes, within 15 days of the applicable time periods specified in the relevant forms: (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's discussion and analysis of financial condition and results of operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's independent registered public accounting firm; and (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports; provided, however, that to the extent such reports are filed with the SEC and publicly available, such reports shall have been deemed to have been provided to the Trustee and the Holders and no additional copies need to be provided to the Trustee and the Holders.

Unless such reports are otherwise filed with the SEC, the Company shall maintain a website to which all of the reports and press releases required by this "Reports" covenant are posted to which access will be given to the Trustee, and Holders, prospective purchasers of the Notes, securities analysts and market making institutions that certify their status as such to the reasonable satisfaction of the Company.

In addition, if at any time any direct or indirect parent company of the Company guarantees the Notes (there being no obligation of any such parent to do so), such entity holds no material assets other than cash, cash equivalents and the Capital Stock of the Company or any other direct or indirect parent of the Company (and performs the related incidental activities associated with such ownership) and would comply with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be furnished to Holders pursuant to this covenant may, at the option of the Company, be furnished by and be those of such parent rather than the Company.

Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a report required by this covenant shall be deemed cured (and the Company shall be deemed to be in compliance with this covenant) upon furnishing or filing such report as contemplated by this covenant (but without regard to the date on which such report is so furnished or filed); provided that such cure shall not otherwise affect the rights of the holders described in the section entitled "Description of Debt Securities—Events of Default, Notice and Waiver" in the accompanying prospectus, as modified as described under the heading "—Events of default" hereunder, if the principal, premium, if any, and accrued interest have been accelerated in accordance with the terms of the Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

Future subsidiary guarantors

The Indenture will provide that any of our Subsidiaries that Guarantees Indebtedness under our Senior Credit Agreement will be required, within 15 days after giving such Guarantee, to execute and deliver to the Trustee a supplemental indenture providing for the Guarantee of the payment of the Notes by such Subsidiary, which Guarantee will be pari passu with such Subsidiary's guarantee of the Indebtedness under our Senior Credit Agreement.

Notwithstanding the preceding paragraph, any Guarantee by a Subsidiary Guarantor will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described in the Supplemental Indenture.

Modification and waiver

We refer you to the section entitled "Description of Debt Securities—Modification and Waiver" in the accompanying prospectus for a description of the provisions governing modification of the indenture, which will be applicable to the Notes, as modified as described below.

The fourth bullet point under the heading "—With the Consent of Securityholders" is replaced with the following:

•
impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes (provided that the rescission of an acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to an Event of Default other than the nonpayment of principal, premium, if any, and interest on the Notes in accordance with the second paragraph set forth under the caption "—Events of default" shall not be deemed to impair the right of any Holder to receive payment of principal, premium, if any, or interest on such Holder's Notes);

In addition, the following bullet points are added under the heading "—With the Consent of Securityholders":

•
reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased as described above under the caption "—Optional redemption" or, after a Change of Control Triggering Event has occurred, as described under the caption "—Change of control triggering event," whether through an amendment or waiver of provisions in the covenants or otherwise;

•
make the Notes subordinated in right of payment to any other obligations.

The following bullet points are added under the heading "—Without the Consent of Securityholders":

•
comply with the rules of any applicable depositary;

•
add Guarantees with respect to the Notes or release any future Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or the Indenture in accordance with the applicable provisions of the Indenture;

•
comply with any requirement of the SEC in connection with the qualification or maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

•
conform the text of the Indenture, the Notes to any provision of this "Description of the notes" to the extent that such provision in this "Description of the notes" was intended to be a verbatim recitation of a provision of the Indenture, the Notes; or

•
provide for or confirm the issuance of Additional Notes in accordance with the terms of the consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment or supplement. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any Holder of Notes given in connection with a tender of such Holder's Notes will not be rendered invalid by such tender.

Discharge, defeasance and covenant defeasance

We refer you to the section entitled "Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance" in the accompanying prospectus, which will apply to the Notes.

Notwithstanding the foregoing, the Supplemental Indenture will state that Section 13.04 (Conditions to Defeasance and Covenant Defeasance) of the Indenture is modified with respect to the Notes to replace clause (6) thereof with the following:

(6)
Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other indenture or other agreement or instrument for borrowed money, pursuant to which in excess of $50,000,000 principal amount is then outstanding, to which the Company is a party or by which it is bound.

No personal liability of directors, officers, employees and stockholders

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any of the Subsidiary Guarantor shall have any liability for any obligations of the Company or the Subsidiaries under the Notes, the Indenture, any Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and any Subsidiary Guarantee. The waiver may not be effective to waive liabilities under the federal securities law.

Notices

Any notice or communication to a Holder will be mailed by first-class mail or by overnight air courier guaranteeing next day delivery to its address shown on the Note register or by such other delivery system as the Holder agrees to accept. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event (including any notice of redemption) to any Holder of an interest in a global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC or any other applicable depositary for such Note (or its designee) according to the applicable procedures of DTC or such depositary.

Concerning the trustee

U.S. Bank National Association is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes. U.S. Bank National Association, in each of its capacities, including without limitation as Trustee, Registrar and Paying Agent, assumes no responsibility for the accuracy or completeness of the information contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

Governing law

The Indenture will provide that it and the Notes and any Subsidiary Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Book-entry delivery and form

The Notes will be issued as global debt securities in "book-entry" form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. DTC will be the depositary with respect to the Notes. The Notes will be issued as fully registered securities in the name of Cede & Co., DTC's nominee, and will be deposited with DTC. See "Description of Debt Securities—Denominations, Registrations and Transfer" in the accompanying prospectus.

DTC has advised us that it is a member of the U.S. Federal Reserve System, a limited-purpose trust company under the New York banking law and a registered clearing agency with the SEC. DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Corporation, which is owned by a number of its participants and by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority. Access to DTC's book-entry system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Certain definitions

"Adjusted Consolidated Debt" means, at any date of determination, Consolidated Indebtedness (of the type described in any or all of clauses (a), (b), (c), (d), (g) and (h) of the definition of "Indebtedness", but, as to clause (h), only to the extent that it is an unpaid obligation in respect of a letter of credit or letter of guaranty that is then due and payable and not contingent) of the Company and its Subsidiaries, other than (i) Indebtedness evidenced by Trust Preferred Securities Notes, but only to the extent that the aggregate unpaid principal balance of such Trust Preferred Securities Notes on such date does not exceed an amount equal to fifteen percent (15%) of Total Capitalization on such date (for the sake of clarity, with any portion of Indebtedness evidenced by Trust Preferred Securities Notes that exceeds an amount equal to fifteen percent (15%) of Total Capitalization on such date being included in Indebtedness for the purposes of this definition) and (ii) Subordinated Debt other than any Indebtedness evidenced by Trust Preferred Securities Notes.

"Adjusted Total Capitalization" means, as of any date, an amount equal to Total Capitalization, plus accumulated other comprehensive loss, or minus accumulated other comprehensive income (as those terms are used under GAAP), as applicable, to the extent, if any, reflected as a component of Consolidated Net Worth as of such date.

"Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"A.M. Best" means A.M. Best Company, Inc. and its successors.

"Balance Sheet Date" means the last day of any annual or quarterly period for which the Company's consolidated balance sheet is delivered to the Trustee as required under the Indenture.

"Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

"Board of Directors" means:

(1)
with respect to a corporation, the Board of Directors of the corporation or any committee thereof duly authorized to act on behalf of the Board of Directors with respect to the relevant matter;

(2)
with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)
with respect to any other Person, the board or committee of such Person serving a similar function.

"Business Day" means each day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York or the offices of the Trustee are authorized or required by law, regulation or executive order to close.

"Capital Stock" of any Person means (1) with respect to any Person that is a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Common Stock or Preferred Stock, and (2) with respect to any Person that is not a corporation, any and all partnership, limited liability company, membership or other equity interests of such Person, but in each case excluding any debt securities convertible into any of the foregoing.

"Capital Lease Obligations" of any Person means such obligations of the Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of the Person under GAAP (excluding all obligations under operating leases required by the Financial Accounting Standards Board to be classified or accounted for as capital leases). The amount of such obligations will be the capitalized amount thereof, determined in accordance with GAAP.

"Ceded Reinsurance" means risk that is ceded (whether by co-insurance, reinsurance or equivalent relationship otherwise named) by any Insurance Subsidiary to any other Person (other than to another Insurance Subsidiary or Affiliate of the Company), other than Surplus Relief Reinsurance.

"Change of Control" means the occurrence of any one of the following:

(1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (including any "person" (as that term is used in Section 13(d)(3) of the Exchange Act)) other than to the Company or one of its Subsidiaries;

(2)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person (including any "person" (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares;

(3)
the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

(4)
the first day on which the majority of the members of the Board of Directors of the Company cease to be Continuing Directors; or

(5)
the adoption of a plan relating to the liquidation or dissolution of the Company.

"Change of Control Triggering Event" means, on any date during the period (the "Trigger Period") commencing upon the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as either S&P or Fitch has publicly announced that it is considering a possible ratings change), (i) if the Notes were rated Investment Grade by both S&P and Fitch on the day before the commencement of the Trigger Period, the Notes cease to be rated Investment Grade by both S&P and Fitch and (ii) if the Notes were rated Investment Grade on the day before the commencement of the Trigger Period by one of S&P and Fitch and below Investment Grade by the other Rating Agency, the Notes cease to be rated Investment Grade by the Rating Agency that had previously provided the Investment Grade rating and are downgraded by the Rating Agency that had previously provided the below Investment Grade rating; provided that if the Notes were rated below Investment Grade by both S&P and Fitch on the day before the commencement of the Trigger Period, then a Change of Control Triggering Event shall be deemed to occur upon the consummation of a Change of Control without regard to any action by any Rating Agency. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated. References in this definition to S&P and Fitch shall be deemed to include any Rating Agency substituted for S&P or Fitch, as the case may be, in accordance with the definition of "Rating Agency."

"Common Stock" means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

"Consolidated" means the Company and its Subsidiaries, taken as a whole in accordance with GAAP.

"Consolidated Assets" means, as of the date of determination, the net book value of all assets of the Company and its Subsidiaries as of such date classified as assets in accordance with GAAP and determined on a Consolidated basis.

"Consolidated Liabilities" means, as of the date of determination, all liabilities of the Company and its Subsidiaries as of such date classified as liabilities in accordance with GAAP and determined on a Consolidated basis.

"Consolidated Net Worth" means, as of the date of determination, the remainder of (i) all Consolidated Assets (after deducting all applicable reserves and excluding any re-appraisal or write-up of assets after the Issue Date) as of such date, minus (ii) all Consolidated Liabilities as of such date.

"Continuing Director" means as of any date of determination, any member of the Board of Directors of the Company who:

(1)
was a member of such Board of Directors on the Issue Date; or

(2)
was nominated for election or elected to such Board of Directors with the approval of the majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

"Current Redeemable Equity" means any preferred stock or other Equity Interests, which, in either case, are subject to mandatory redemption at any time prior to the first anniversary of the final maturity date of the Notes.

"Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

"Effective Date Trust Preferred Securities" means mandatorily redeemable preferred securities issued by any of the following Delaware business trusts that are Affiliates of the Company as of the Issue Date: American Equity Capital Trust II, American Equity Capital Trust III, American Equity Capital Trust IV, American Equity Capital Trust VII, American Equity Capital Trust VIII, American Equity Capital Trust IX, American Equity Capital Trust X, American Equity Capital Trust XI and American Equity Capital Trust XII.

"Equity Interests" means (a) shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or (b) any Equity Rights in such Person; provided that any convertible securities issued by the Company shall be deemed not to be Equity Interests prior to their conversion to shares of common stock of the Company.

"Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Fair Value" means, when used with respect to dispositions of Capital Stock or other assets, the fair value thereof as determined in good faith by the Board of Directors.

"Fitch" means Fitch Ratings, Inc. and its successors.

"GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date (except with respect to the financial statements being furnished pursuant to the covenant described above under the caption "—Additional covenants—Reports," as to which such principles in effect from time to time shall apply), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in the Indenture.

"Guarantee" means any obligation, contingent or otherwise, of any Person, directly or indirectly, guaranteeing any Indebtedness or other financial obligations of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)   to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)   entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other financial obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

"Holder" means a Person in whose name a Note is registered on the Registrar's books.

"Incur" means to issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Person at the time it becomes a Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

"Indebtedness" of any Person means, without duplication:

(a)
all obligations of such Person for borrowed money;

(b)
all obligations of such Person evidenced by bonds, debentures, notes (with respect to the Company, including the Trust Preferred Securities Notes) or similar instruments;

(c)
all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person;

(d)
all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business);

(e)
all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed;

(f)
all Guarantees by such Person of Indebtedness of others;

(g)
all Capital Lease Obligations of such Person;

(h)
all unpaid obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (other than cash collateralized letters of credit to secure the performance of workers' compensation, unemployment insurance, other social security laws or regulations, bids, trade contracts, leases, environmental and other statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, obtained in the ordinary course of business);

(i)
Current Redeemable Equity; and

(j)
all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor pursuant to law or judicial holding as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that contractual provisions binding on the holder of such Indebtedness provide that such Person is not liable therefor; provided, that Indebtedness shall not include (i) obligations with respect to insurance policies, annuities, guaranteed investment contracts and similar products underwritten by, or Reinsurance Agreements or Retrocession Agreements entered into by, an Insurance Subsidiary in the ordinary course of its business, (ii) obligations with respect to Surplus Relief Reinsurance ceded by an Insurance Subsidiary, (iii) obligations in the ordinary course of business of such Person to purchase securities that arise out of or in connection with the sale of the same or substantially similar securities or to return collateral consisting of securities arising out of or in connection with the loan of the same or substantially similar securities, (iv) [reserved], (v) unspent cash deposits or securities held in escrow by or in favor of such Person, or in a segregated deposit or securities account, as applicable, controlled by such Person, in each case in the ordinary course of business to secure the performance obligations of, or damages owing from, one or more third parties, (vi) any indebtedness under any overdraft or other cash management facilities so long as any such indebtedness is repaid in full no later than five Business Days following the date on which it was incurred or in the case of such indebtedness in respect of credit or purchase cards, within 60 days of its incurrence, (vii) except as provided in clause (g) above, any obligations in respect of a lease properly classified as an operating lease in accordance with GAAP, (viii) any liability for federal, state, local or other taxes not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP, (ix) any customer deposits or advance payments received in the ordinary course of business, and (x) the following obligations issued or undertaken in connection with a Statutory Reserve Financing: (A) Surplus Notes or other obligations of any Special Purpose Subsidiary of the Company ("Reserve Financing Notes"), (B) any securities backed by such Reserve Financing Notes by an entity formed in connection with a Statutory Reserve Financing, (C) letters of credit issued for the account of any Special Purpose Subsidiary of the Company, (D) reimbursement obligations of any Special Purpose Subsidiary, (E) any guarantees by the Company of the obligations described in (A), (B), (C) or (D) above, (F) reimbursement obligations of the Company or (G) capital maintenance or similar obligations of the Company in favor of any Special Purpose Subsidiary.

"Insurance Regulatory Authority" means, with respect to any Insurance Subsidiary, the governmental or regulatory authority or agency charged with regulating the insurance business of insurance companies or insurance holding companies, in its jurisdiction of legal domicile.

"Insurance Subsidiary" means any Subsidiary of the Company that is required to be licensed as an insurer or reinsurer.

"Investment Grade" means a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P) or a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch), as the case may be.

"Issue Date" means June 16, 2017.

"Leverage Ratio" means, as of any determination date, the ratio of (a) the Adjusted Consolidated Debt to (b) Adjusted Total Capitalization.

"Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease (or any filing or agreement to give any financing statement in connection therewith) be deemed to constitute a Lien.

"Material Subsidiary" means a Subsidiary that holds, directly or indirectly, more than 5% of the Consolidated assets of the Company and its Subsidiaries at such time or that accounts for more than 5% of the Consolidated revenues of the Company and its Subsidiaries at such time, in each instance determined in accordance with GAAP.

"Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foregoing law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

"Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company or, in the event that a Person is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of such Person. Officer of any Subsidiary Guarantor has a correlative meaning.

"Officer's Certificate" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

"Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or a Subsidiary.

"Paying Agent" means initially, the Trustee and, thereafter, a replacement agent chosen by the Company in accordance with the Indenture.

"Person" means any individual, corporation, limited liability company, partnership, joint venture, association, jointstock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

"Preferred Stock" means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

"Rating Agency" means each of S&P, Fitch and A.M. Best, or if S&P, Fitch or A.M. Best shall not make a rating on the Notes publicly available, a nationally recognized statistical rating organization or organizations, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) that shall be substituted for S&P, Fitch or A.M. Best, as the case may be.

"Registrar" means initially, the Trustee and, thereafter, a replacement registrar chosen by the Company in accordance with the Indenture.

"Reinsurance Agreements" means any agreement, contract, treaty, certificate or other arrangement providing for Ceded Reinsurance by any Insurance Subsidiary or any Subsidiary of any Insurance Subsidiary.

"Retrocession Agreement" means any agreement, contract, treaty or other arrangement whereby any Insurance Subsidiary or any Subsidiary of any Insurances Subsidiary cedes reinsurance to other insurers (other than to another Insurance Subsidiary or a Subsidiary of another Insurance Subsidiary).

"S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

"SAP" shall mean, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the Insurance Regulatory Authority of its jurisdiction of legal domicile, consistently applied as in effect from time to time.

"SEC" means the United States Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Senior Credit Agreement" means the Credit Agreement, dated September 30, 2016, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto from time to time, as such agreement may be amended, restated, supplemented, modified, renewed, refunded, replaced, restructured, refinanced or extended in whole or in part from time to time.

"Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

"Special Purpose Subsidiary" means any Material Subsidiary formed solely to issue Surplus Notes or other obligations in connection with a Statutory Reserve Financing or enter into Reinsurance Agreements in connection with a Statutory Reserve Financing or enter into ancillary obligations in respect of the foregoing.

"Stated Maturity" means, with respect to any security, the date specified in the agreement governing or certificate relating to such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

"Statutory Reserve Financing" means a transaction or series of transactions entered into primarily for the purpose of financing a portion of the statutory reserves required to be held by an Insurance Subsidiary, where the proceeds or funding obligations provided by the financing counterparty or counterparties in such transaction or transactions are not expected, as of the date such transaction or transactions are entered into, to be used or applied to pay insurance or reinsurance claims reasonably projected to be payable as of the date such transaction or transactions are entered into.

"Subordinated Debt" means the Indebtedness of the Company evidenced by the Trust Preferred Securities Notes and any other Indebtedness of the Company (a) no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date that is twelve months after the maturity date of the Notes and (b) that has been subordinated to our Indebtedness under the Senior Credit Agreement in accordance with the terms thereof and to the Notes in right and time of payment.

"Subsidiary" of any Person means (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), or (2) any partnership (a) the sole general partner or the managing general partner of which is such

Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof). Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

"Subsidiary Guarantee" means, individually, any Guarantee by a Subsidiary Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be set forth in a supplement to the Indenture.

"Subsidiary Guarantor" means any Subsidiary that provides a Subsidiary Guarantee in accordance with the Indenture; provided that upon release or discharge of such Subsidiary from its Subsidiary Guarantee in accordance with the Indenture, such Subsidiary ceases to be a Subsidiary Guarantor.

"Surplus Note" means a promissory note executed by an Insurance Subsidiary of the type generally described in the insurance industry as a "surplus note," the principal amount of which an insurance regulator permits the issuer to record as an addition to capital and surplus rather than as a liability in accordance with SAP.

"Surplus Relief Reinsurance" means any transaction in which any Insurance Subsidiary or any Subsidiary of such Insurance Subsidiary cedes risk relating to its annuity business under a reinsurance agreement that would be considered a "financing-type" reinsurance agreement as determined in accordance with GAAP.

"Total Capitalization" means, at any date of determination, the sum of (i) Consolidated Indebtedness of the Company, of the type described in any or all of clauses (a), (b), (c), (d), (g) and (h) of the definition of "Indebtedness" (but with respect to clause (h), only to the extent that it is an unpaid obligation in respect of a letter of credit or letter of guaranty that is then due and payable and not contingent on such date), and (ii) Consolidated Net Worth of the Company.

"Trust Preferred Securities" means mandatorily redeemable preferred securities issued by one or more Delaware business trusts that are Affiliates of the Company (including Effective Date Trust Preferred Securities), to which trusts the Company has issued Trust Preferred Securities Notes.

"Trust Preferred Securities Notes" means (a) the unsecured junior subordinated deferrable interest notes issued by the Company to evidence loans made to the Company by the issuers of the Trust Preferred Securities from the proceeds of the sale of such Trust Preferred Securities under and pursuant to any of the Effective Date Trust Preferred Securities and (b) any subsequent unsecured junior subordinated deferrable interest notes issued by the Company to evidence loans made to the Company by the issuers of the Trust Preferred Securities from the proceeds of the sale of such Trust Preferred Securities, which notes are governed by indentures in all material respects equivalent (other than the face amount of such debentures) to that certain Junior Subordinated Indenture dated June 15, 2005 between the Company and JPMorgan Chase Bank, N.A., as trustee.

"Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means such successor.

"Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

"Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

Certain ERISA considerations

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), government plans, church plans, non-U.S. plans subject to Similar Laws and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary's duties to the Plan including, without limitation with respect to ERISA Plans, the applicable prudence, diversification, delegation of control and prohibited transaction provisions of ERISA and the Code.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition of notes by an ERISA Plan with respect to which the Company or an underwriter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions ("PTCEs") that may apply to the acquisition of notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the

Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between an ERISA Plan and a person that is a party in interest or disqualified person with respect to the ERISA Plan solely by reason of providing services to the ERISA Plan or a relationship with such a service provider, provided that neither the person transacting with the ERISA Plan nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more and receives no less than adequate consideration in connection with the transaction. There can be no assurance that any of the foregoing exemptions or any other exemption will be available with respect to the acquisition of notes or that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes may not be purchased by any person investing "plan assets" of any Plan, unless such purchase will not constitute or result in a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

By acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire notes constitutes assets of any Plan or (ii) the acquisition, holding or disposition of notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase of the notes.

The provision of this prospectus supplement and the accompanying prospectus and the sale of notes to a Plan is in no respect a recommendation or representation by the Company, the underwriters or any other person that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.

U.S. federal income tax consequences

General

The following is a discussion of U.S. federal income tax consequences generally applicable to the ownership and disposition of the notes, principally, by Non-U.S. Holders (as defined below) that purchase the notes for cash pursuant to this offering at the initial sale price and hold the notes as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations promulgated thereunder ("Regulations"), judicial decisions, published positions of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders subject to special treatment under U.S. federal income tax laws (such as broker dealers, traders in securities that elect to use a mark-to-market method of accounting, financial institutions, tax-exempt organizations, insurance companies, persons who hold notes as part of a hedging, integrated, straddle, conversion or constructive sale transaction for U.S. federal income tax purposes, persons subject to the alternative minimum tax or Medicare tax on certain investment income, U.S. expatriates, controlled foreign corporations, passive foreign investment companies, or persons that are, or hold their notes through, partnerships or other pass-through entities), all of whom may be subject to tax rules that differ from those discussed below. Moreover, this discussion does not address any foreign, state or local tax consequences, or any U.S. federal estate or gift tax consequences. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.

EACH PROSPECTIVE PURCHASER OF THE NOTES SHOULD CONSULT ITS TAX ADVISOR CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF AN INVESTMENT IN SUCH NOTES.

A "U.S. Holder" means a beneficial owner of a note (as determined for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is:

•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (i) the administration of which is subject to the primary supervision of a court within the United States and for which one or more U.S. persons have the authority to control all substantial decisions, or (ii) that has otherwise elected to be treated as a U.S. person under the applicable Regulations.

A "Non-U.S. Holder" means any beneficial owner of a note (as determined for U.S. federal income tax purposes) that is not a U.S. Holder or a partnership (or other pass-through entity) for U.S. federal income tax purposes. If a partnership holds a note, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding a note and their partners should consult their tax advisors concerning the U.S. federal income and other tax consequences of making an investment in the notes.

Possible effect of the interest rate adjustment for all holders

We are required to pay additional interest on the notes in certain circumstances if the credit rating of the notes is downgraded, as discussed under "Description of the notes—Interest rate adjustment." We intend to take the position that the possibility of such additional interest does not result in the notes being treated as contingent payment debt instruments under the applicable Regulations. Our position is binding on a holder unless such holder discloses that it is taking a contrary position in the manner required by applicable Regulations. Our position is not, however, binding on the IRS. Holders should consult their tax advisors regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments.

Tax consequences to Non-U.S. Holders

Interest

A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on interest paid or accrued on the notes, provided that the Non-U.S. Holder:

•
does not actually or constructively own 10% or more of our voting stock;

•
is not a controlled foreign corporation related to us (directly or indirectly) through stock ownership; and

•
(i) provides its name, address, and certain other information on an IRS Form W-8BEN or W-8BEN-E (or other applicable form), and certifies, under penalties of perjury, that it is not a U.S. person (and, in the case of an IRS Form W-8BEN-E, as to its FATCA status, as defined and discussed below) or (ii) holds the notes through certain foreign intermediaries and satisfies the certification requirements of the applicable Regulations.

Alternatively, a Non-U.S. Holder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest on the notes if such holder establishes that such interest is not subject to withholding tax because it is effectively connected with such holder's conduct of a trade or business in the United States (and, in the case of certain applicable tax treaties, is attributable to a permanent establishment or fixed base within the United States), generally, by providing an IRS Form W-8ECI. To the extent that such interest is effectively connected with the Non-U.S. Holder's conduct of a trade or business (and, in the case of certain applicable tax treaties, is attributable to a permanent establishment or fixed base within the United States), such holder will be subject to U.S. federal income tax on such interest on a net basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate).

If a Non-U.S. Holder does not qualify for any of the exemptions described above, such holder will generally be subject to U.S. federal withholding tax on payments of stated interest, currently imposed at 30%. Under certain applicable income tax treaties, the U.S. federal withholding rate on payments of interest may be reduced or eliminated, provided the Non-U.S. Holder complies with the applicable certification requirements (generally, by providing a properly completed IRS Form W-8BEN or W-BEN-E).

Sale, exchange, retirement or other disposition of a note

A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange, retirement or other taxable disposition (each, a "disposition") of a note, unless (i) such gain is effectively connected with such holder's conduct of a trade or business within the United States (and, in the case of certain applicable tax treaties, is attributable to a permanent establishment or fixed base within the United States); or (ii) such holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

If the first exception applies, the Non-U.S. Holder will generally be subject to U.S. federal income tax on such gain on a net basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate). If the second exception applies, the Non-U.S. Holder will generally be subject to U.S. federal income tax at a rate of 30% (or lower applicable treaty rate) on the amount by which capital gains allocable to U.S. sources (including gains from a disposition of the notes) exceed capital losses allocable to U.S. sources. Non-U.S. Holders should consult their tax advisors respect to the U.S. federal income tax consequences of the disposition of our notes.

Backup withholding and information reporting

Payments of interest made by us or our paying agent on the notes will generally be subject to information reporting. In addition, such payments will generally be subject to U.S. federal backup withholding if a Non-U.S. Holder receiving such payment fails to comply with applicable U.S. information reporting and certification requirements. Such requirements are generally satisfied by providing a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) as described above. The proceeds from a disposition of the notes within the United States or conducted through certain United States-related financial intermediaries will generally be subject to information reporting and backup withholding if a Non-U.S. Holder fails to comply with the requirements described above. Backup withholding is not an additional tax and any amount withheld under the backup withholding rules is generally allowable as a refund or a credit against a Non-U.S. Holder's U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code (such provisions commonly known as "FATCA") impose a reporting regime and potentially a withholding tax at a rate of 30% in certain circumstances on interest payable on, and, after December 31, 2018, gross proceeds from the disposition of, the notes held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities, or (iii) otherwise qualifies for an exemption. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, in certain circumstances, interest payable on, and, after December 31, 2018, gross proceeds from the disposition of, the notes held by an investor that is a non-financial foreign entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that it does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which we or the withholding agent will in turn be required to provide to the IRS. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. We will not pay any additional amounts to Non-U.S. Holders in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of these rules on an investment in the notes.

Underwriting (conflicts of interest)

Subject to the terms and conditions in the underwriting agreement among us and the underwriters, we have agreed to sell to each underwriter, and each underwriter has agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal amount

J.P. Morgan Securities LLC	$225,000,000
RBC Capital Markets, LLC	150,000,000
SunTrust Robinson Humphrey, Inc.	75,000,000
Citigroup Global Markets Inc.	50,000,000

Total	$500,000,000

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase notes from us, are several and not joint. The underwriting agreement provides that the underwriters will purchase all the notes if any of them are purchased.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to 0.500% of the principal amount. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.250% of the principal amount to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discounts and commissions to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes and in total).

	Percentage	Total

Per note	0.900%	$4,500,000

In the underwriting agreement, we have agreed that:

•
We will not offer or sell any of our long-term debt securities (other than the notes) from the date of this prospectus supplement through and including the settlement date for the notes without the prior consent of J.P. Morgan Securities LLC and RBC Capital Markets, LLC.

•
We estimate that the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $1.4 million.

•
We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended or contribute to payments that the underwriters may be required to make in respect of those liabilities.

•
The obligations of the underwriters under the underwriting agreement may be terminated at the discretion of J.P. Morgan Securities LLC and RBC Capital Markets, LLC upon the occurrence of certain stated events. We will not be obligated to deliver any of the notes except upon payment for all the notes to be purchased as provided herein.

The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

In connection with this offering of the notes, the underwriters may engage in overallotments, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes, as applicable. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Relationships with underwriters

The underwriters and/or their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities.

The underwriters and/or their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us and our affiliates from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. An affiliate of J.P. Morgan Securities LLC, one of the underwriters, acts as administrative agent and a lender under our existing revolving credit facility, and affiliates of RBC Capital Markets, LLC, SunTrust Robinson Humphrey, Inc. and Citigroup Global Markets Inc., also underwriters, also act as lenders under our existing revolving credit facility. One or more underwriters or their respective affiliates may hold, from time to time, our 2021 Notes for their own accounts or for the accounts of their customers. An affiliate of J.P. Morgan Securities LLC also acts as trustee under certain of our subordinated debentures.

In addition, certain of the underwriters and their affiliates, from time to time in the ordinary course of their business, may provide letters of credit to us and our subsidiaries, hold long or short positions in our debt or equity securities and act as our and our subsidiaries' counterparties to various swaps, hedges and other derivative transactions.

In the ordinary course of their various business activities, the underwriters and/or their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of interest

Affiliates of J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc. will receive at least 5% of the net proceeds of this offering in connection with the repayment of our Term Loan. See "Use of proceeds." Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Because the notes are expected to be rated investment grade by a nationally recognized rating agency, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary. J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc. will not confirm sales of the notes to any account over which they exercise discretionary authority without the prior written approval of the customer.

Selling restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or the shares where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any other offering material or advertisements in connection with the shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The underwriters may arrange to sell the shares offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

Notice to prospective investors in the European Economic Area

Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Directive (as defined herein). This prospectus supplement and accompanying prospectus have been prepared on the basis that any offer of notes in any Relevant Member State (as defined herein) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make an offer in that Relevant Member State of notes that are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriter have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriter to publish a prospectus for such offer.

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of notes that are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may be made to the public in that Relevant Member State other than:

•
to any legal entity that is a qualified investor as defined in the Prospectus Directive;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative for any such offer; or

•
in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

The expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to prospective investors in the United Kingdom

The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom's Financial Services and Markets Act 2000, as amended (the "FSMA"). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom (1) who are investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order"), or (2) falling within Article 49(2)(a) to (d) of the Order or (3) who are any other persons to whom it may otherwise lawfully be made under the Order (each such person being referred to as a "relevant person"). The notes are only available to, and any investment or investment activity to which this prospectus supplement and accompanying prospectus relate will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to prospective investors in Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to prospective investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to prospective investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor)

whose sole purpose is to hold investments and each beneficiary is an accredited investor, notes, debentures and units of notes and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to prospective investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Legal matters

Certain legal matters in connection with the offering of the notes will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois. Certain legal matters with respect to the validity of the notes being offered hereby will be passed upon for us by Renee D. Montz, Executive Vice President, General Counsel and Corporate Secretary of American Equity Investment Life Holding Company. Ms. Montz is a full-time employee of our company. Ms. Montz owns shares of our common stock, beneficially and as a participant in various employee benefit plans, and holds shares of restricted stock and restricted stock units. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

Experts

The consolidated financial statements (and schedules) of American Equity Investment Life Holding Company and subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

American Equity
Investment Life Holding Company

Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units

        We may offer, issue and sell, together or separately, from time to time:

  •
  debt securities, which may be senior debt securities or subordinated debt securities;

  •
  shares of our preferred stock;

  •
  shares of our common stock;

  •
  depositary shares representing an interest in our preferred stock;

  •
  warrants to purchase our debt securities, shares of our common stock, shares of our preferred stock, depositary shares or securities of third parties or other rights;

  •
  stock purchase contracts to purchase our debt securities, shares of our common stock, shares of our preferred stock, depositary shares, warrants, other property of American Equity Investment Life Holding Company or securities of an entity unaffiliated with American Equity Investment Life Holding Company, a basket of such securities or any combination of the above; and

  •
  stock purchase units, each representing ownership of a stock purchase contract and debt securities, or our debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder's obligation to purchase our common stock or other securities under the stock purchase contracts.

        We will provide the specific terms of any offering and the offered securities in one or more supplements to this prospectus at the time of offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in such documents carefully before you make your investment decision.

        We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" on page 28 of this prospectus.

        Our common stock is listed on the New York Stock Exchange under the trading symbol "AEL." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

        Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission. See "Risk Factors" on page 2.

        None of the Securities and Exchange Commission, any state securities commission, the Iowa Commissioner of Insurance or any other regulatory body has approved or disapproved of any of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 22, 2015

 ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time that we sell securities, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered and the manner in which they will be offered. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. We urge you to read both this prospectus and any applicable prospectus supplement and any other applicable offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with the additional information described under the heading "Where You Can Find More Information" on page 30 of this prospectus.

        You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

        You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since those dates.

        All references to "we," "us," "our," the "company" or "American Equity" in this prospectus are to American Equity Investment Life Holding Company and its consolidated subsidiaries, unless the context requires otherwise.

i

 FORWARD-LOOKING STATEMENTS

        This prospectus (including the information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, trend analyses and other information contained in this prospectus and elsewhere (such as in filings by us with the SEC, press releases, presentations by us or our management or oral statements) relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions, constitute forward-looking statements. We caution that these statements may and often do vary from actual results and the differences between these statements and actual results can be material. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements.

        Factors that could contribute to these differences include, among other things:

  •
  general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the fair value of our investments, which could result in impairments and other than temporary impairments, and certain liabilities, and the lapse rate and profitability of policies;

  •
  customer response to new products and marketing initiatives;

  •
  changes in the Federal income tax laws and regulations which may affect the relative income tax advantages of our products;

  •
  increasing competition in the sale of annuities;

  •
  regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of products; and

  •
  the risk factors or uncertainties listed from time to time in our filings with the SEC that are incorporated by reference in this prospectus.

        You should not place undue reliance on any forward-looking statements. Forward-looking information is intended to reflect opinions as of the date of this prospectus. Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements described in this prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

ii

 AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

        We are a leader in the development and sale of fixed index and fixed rate annuity products. We issue fixed annuity and life insurance products through our wholly-owned life insurance subsidiaries, American Equity Investment Life Insurance Company, American Equity Investment Life Insurance Company of New York and Eagle Life Insurance Company. Our business consists primarily of the sale of fixed index and fixed rate annuities and, accordingly, we have only one business segment. Our business strategy is to focus on growing our annuity business and earn predictable returns by managing investment spreads and investment risk. We are licensed to sell our products in 50 states and the District of Columbia.

        Our executive offices are located at 6000 Westown Parkway, West Des Moines, IA 50266, and our telephone number is (515) 221-0002. Our website address is www.american-equity.com. Information contained on our website is not incorporated by reference in and does not constitute a part of this prospectus.

 RISK FACTORS

        Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any applicable prospectus supplement or other applicable offering materials, you should carefully consider the risk factors described in the section entitled "Risk Factors" in (i) any prospectus supplement; (ii) our most recent Annual Report on Form 10-K; and (iii) any Quarterly Reports on Form 10-Q and those portions of the Current Reports on Form 8-K filed by us subsequently to such Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus and any prospectus supplement in its entirety (other than documents or information deemed furnished and not filed in accordance with the SEC rules, including pursuant to Item 2.02 or Item 7.01 on Form 8-K), and as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled "Where You Can Find More Information" on page 30 of this prospectus. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

 USE OF PROCEEDS

        Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement or other offering materials relating to the offered securities.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The ratios are calculated by dividing earnings by fixed charges. Earnings consist of income before income taxes and minority interests plus fixed charges. Fixed charges consist of interest expense and the portion of operating leases that are representative of the interest factor. Interest expense includes interest sensitive and index product benefits and amortization of deferred sales inducements, interest expense on notes payable, interest expense on subordinated debentures, interest expense on amounts due under repurchase agreements and other interest expense.

        We did not have any preferred stock outstanding for the periods presented, and therefore the ratio of earnings to combined fixed charges and preferred stock dividends would be the same as the ratios of earnings to fixed charges presented below.

Ratio of Earnings to Fixed Charges—Including Interest Sensitive and Index Product Benefits
and Amortization of Deferred Sales Inducements

	Six Months Ended June 30,	Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	1.2x	1.1x	1.2x	1.1x	1.1x	1.1x

Ratio of Earnings to Fixed Charges—Excluding Interest Sensitive and Index Product Benefits
and Amortization of Deferred Sales Inducements

        The following table sets forth our ratio of earnings to fixed charges excluding interest sensitive and index product benefits and amortization of deferred sales inducements. This ratio is presented here to reflect the effect of excluding interest sensitive and index product benefits and amortization of deferred sales inducements, which we believe are not indicative of interest expense related to amounts borrowed. Interest sensitive and index product benefits and amortization of deferred sales inducements do not require cash outlays unless and until annuity holders elect to withdraw their annuity account balances, subject to applicable surrender charges. Therefore, we view such expenses as operating expenses and treat them as such in our consolidated statements of operations.

	Six Months Ended June 30,	Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	7.4x	5.0x	8.5x	3.0x	3.9x	2.7x

 DESCRIPTION OF SECURITIES

        This prospectus contains summary descriptions of the debt securities, preferred stock, common stock, depositary shares, warrants, stock purchase contracts and stock purchase units that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus, together with the applicable prospectus supplements, will contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

        As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time in one or more series. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a "senior indenture" and subordinated debt securities will be issued under a "subordinated indenture." This prospectus sometimes refers to the senior indenture and the subordinated indenture collectively as the "indentures." Unless the applicable prospectus supplement states otherwise, the trustee under the indentures will be U.S. Bank National Association. The trustee will be a financial institution that is not affiliated with us.

        The indentures are filed as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and the debt securities, including the definitions therein of certain terms. Accordingly, we strongly encourage you to refer to the indentures and the debt securities for a complete understanding of the terms and conditions applicable to the indentures and the debt securities. You should read this description of the debt securities and the indentures and the prospectus supplement relating to the applicable series of debt securities before you buy any debt securities.

General

        The debt securities will be our unsecured senior or subordinated obligations. The term "senior" is generally used to describe debt obligations which entitle the holder to receive payment of principal and interest upon the happening of certain events prior to the holders of "subordinated" debt. Events which can trigger the right of holders of senior indebtedness to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior indebtedness.

        We may issue the senior debt securities, pursuant to the senior indenture, in one or more series. All series of senior debt securities issued under the senior indenture will be equal in ranking. The senior debt securities also will rank equally with all our other unsecured indebtedness, other than unsecured indebtedness expressly designated by the holders thereof to be subordinate to our senior debt securities.

        The senior indebtedness issued pursuant to the senior indenture will rank junior and be subordinate to any of our secured indebtedness. In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to the secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under the senior indenture.

        Additionally, the senior indebtedness issued pursuant to the senior indenture will rank junior and be subordinate to any indebtedness of our subsidiaries. In the event of a bankruptcy, receivership, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of creditors of the subsidiary, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, rather than our creditors. As a result of the application of the subsidiary's assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of a subsidiary to satisfy claims of the subsidiary's creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

        The debt securities issued under the subordinated indenture will be subordinate in right of payment in respect of principal of (and premium, if any) and interest owing under the subordinated debt securities to all our senior indebtedness in the manner described below under the caption "Subordination."

        The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. The indentures also do not limit our ability to incur other debt.

        We will provide a prospectus supplement to accompany this prospectus for each series of debt securities we offer. Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

  •
  the title of debt securities and whether they are subordinated debt securities or senior debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the price or prices at which we will sell the debt securities;

  •
  the maturity date or dates of the debt securities;

  •
  the rate or rates of interest, if any, which may be fixed or variable, per annum at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

  •
  the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

  •
  the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

  •
  the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

  •
  whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

  •
  the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

  •
  if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

  •
  our obligation, if any, to redeem, repay or purchase debt securities pursuant to any sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

  •
  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

  •
  the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest on the debt securities, if not United States dollars;

  •
  provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

  •
  any additions to the events of default or our covenants with respect to the applicable series of debt securities;

  •
  the manner in which we may evidence any election to defease the debt securities, if other than by resolution of our board of directors;

  •
  whether the debt securities will be convertible into other securities or property and, if so, the terms and conditions upon which the holders may convert or exchange such debt securities into other securities or property;

  •
  whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

  •
  the depositary for global or certificated debt securities;

  •
  any special tax implications of the debt securities;

  •
  any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

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  any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented, and any other terms which may be required by or advisable under applicable laws or regulations.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

        Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

        Subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness.

        Under the subordinated indenture, "senior indebtedness" means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

  •
  the principal of (and premium, if any) and interest in respect of our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

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  all our capital lease obligations;

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  all our obligations issued or assumed as the deferred purchase price of property, all our conditional sale obligations and all our obligations under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

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  all our obligations for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

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  all our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

  •
  all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

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  all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours whether or not such obligation is assumed by us.

        Senior indebtedness does not include:

  •
  indebtedness or monetary obligations to trade creditors created or assumed by us or any of our subsidiaries in the ordinary course of business in connection with the obtaining of materials or services;

  •
  indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and

  •
  any indebtedness of us to our affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with us that is a financing vehicle of us in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by us) unless otherwise expressly provided in the terms of any such indebtedness.

        Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

        In the event of, and during the continuation of, any default by us in the payment of principal, premium, if any, interest or any other payment due on any of our senior indebtedness, or in the event that the maturity of any of our senior indebtedness has been accelerated because of a default, then no payment will be made by us with respect to the principal (including redemption and sinking fund payments) of (or premium, if any) or interest on the subordinated debt securities.

        In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior indebtedness before the holders of the subordinated debt securities will be entitled to receive any payment of principal of (and premium, if any) or interest on the subordinated debt securities.

        In addition, if any of the following events occurs, we will pay in full all senior indebtedness before we make any payment on account of the principal of (and premium, if any) or interest on the subordinated debt securities to any holder of subordinated debt securities:

  •
  any dissolution or winding-up or liquidation or reorganization of us, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

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  any general assignment by us for the benefit of creditors; or

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  any other marshaling of our assets or liabilities.

        In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

        The subordinated indenture does not limit the amount of senior indebtedness that we can incur.

Restrictive Covenant

        The following restrictive covenant shall apply to each series of senior debt securities:

        Limitations on Dispositions of Stock of Certain Subsidiaries.    So long as any senior debt securities are outstanding and subject to the provisions of the senior indenture regarding mergers, consolidations and sales of assets, neither we nor any of our subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of:

  •
  American Equity Investment Life Insurance Company;

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  American Equity Investment Life Insurance Company of New York;

  •
  any successor to substantially all of the business of American Equity Investment Life Insurance Company or American Equity Investment Life Insurance Company of New York which is also a subsidiary of us; or

  •
  any corporation (other than us) having direct or indirect control of American Equity Investment Life Insurance Company, American Equity Investment Life Insurance Company of New York or any such successor.

        Except for, in each case:

  •
  a sale or other disposition of any of such stock to a direct or indirect wholly-owned subsidiary of us;

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  a sale or other disposition of shares which are "directors' qualifying shares;"

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  a sale or other disposition of such stock for at least fair value (as determined by our board of directors acting in good faith); or

  •
  a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of any of our subsidiaries.

Consolidation, Merger, Sale of Assets and Other Transactions

        We may not (i) merge with or into or consolidate with any corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any corporation other than a direct or indirect wholly-owned subsidiary of us, and (ii) no corporation may merge with or into or consolidate with us or, except for any direct or indirect wholly-owned subsidiary of us, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

  •
  we are the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all the obligations of us under the debt securities and the indentures;

  •
  immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and

  •
  we deliver to the trustee an officer's certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

Events of Default, Notice and Waiver

        The following shall constitute "events of default" under the indentures with respect to each series of debt securities:

  •
  our failure to pay any interest on any debt security of such series when due and payable, continuing for 30 days;

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  our failure to pay the principal of (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or any payment required by any sinking fund established with respect to such series;

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  our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 90 days after we receive notice of such failure;

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  the occurrence of certain defaults with respect to our debt (other than the debt securities or non-recourse debt) that results in acceleration of the maturity of a principal amount in excess of $50,000,000, and the acceleration of the maturity of such debt is not rescinded or annulled or such debt is not discharged within 15 days after we receive notice of such event of default; and

  •
  certain events of bankruptcy, insolvency or reorganization of us.

        If an event of default with respect to any debt securities of any series outstanding under either of the indentures occurs and is continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

        Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in aggregate principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

        The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

        The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

        No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action, (iii) the holder or holders have offered the trustee reasonable indemnity for its costs, expenses and liabilities, (iv) the trustee shall not have instituted such action within 60 days of such request and (v) the holders of a majority in principal amount of the outstanding debt securities of each affected series did not direct the trustee to refrain from instituting the action.

        We are required to furnish annually to the trustee statements either stating that no default exists or specifying any default that does exist.

Discharge, Defeasance and Covenant Defeasance

        We may discharge or defease our obligations under each indenture as set forth below. For purposes of the indentures, obligations with respect to debt securities are discharged and defeased when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the relevant indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the indenture relating to the debt securities.

        We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or U.S. government obligations (as defined in either indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity or upon redemption, the principal of (and premium, if any) and interest on such debt securities.

        We may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) ("defeasance") or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the irrevocable deposit with the relevant indenture trustee, in trust for such purpose, of money and/or U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers' certificate to the effect that the relevant securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

        We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

        We are restricted in our ability to modify the indentures. However, we may in certain circumstances modify the indentures either before or after the debt securities are issued. The following is a summary of the applicable provisions under the indentures.

        With the Consent of Securityholders.    We and the applicable trustee may modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of a least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture.

        However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

  •
  extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

  •
  reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

  •
  change the currency in which any debt security or any premium or interest is payable;

  •
  impair the right to enforce any payment on or with respect to any debt security;

  •
  adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults;

  •
  reduce the requirements contained in the indentures for quorum or voting; or

  •
  modify any of the above provisions.

        The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

        Without the Consent of Securityholders.    In addition, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders for one or more of the following purposes:

  •
  to cure any ambiguity, defect, or inconsistency in the indentures, in any supplemental indenture or in the debt securities issued under the indentures;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  to add to the covenants of us for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us under the indentures;

  •
  to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indentures;

  •
  to make any change that does not adversely affect the rights of any securityholder in any material respect;

  •
  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of the indentures or any series of debt securities or to add to the rights of the holders of any series of debt securities;

  •
  to add any additional events of default for the benefit of the holders of all or any series of debt securities;

  •
  to secure the debt securities;

  •
  to evidence and provide for the acceptance of appointment under the indentures by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indentures as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; or

  •
  to evidence the succession of another corporation to us, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligation of us under the indentures.

Payment and Paying Agents

        Payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

        Principal of (and premium, if any) and interest on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

        We may act as our own paying agent or appoint one or more paying agents for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for the payment of the principal, interest or premium, if any, on any debt security which remain unclaimed at the end of two years after such principal, interest or premium, if any, has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

        Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder's beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC's records. We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series.

        A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder's name if:

  •
  DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

  •
  we determine, in our sole discretion, that the global security shall be exchangeable.

        If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the offices of an agent appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

        The indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern.

Relationship With the Trustees

        The trustee under the indentures is U.S. Bank National Association. We and our subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee under the indentures.

Conversion or Exchange Rights

        The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of other securities to be received by the holders of such series of debt securities to be adjusted.

 DESCRIPTION OF CAPITAL STOCK

        The following description briefly summarizes certain information regarding our capital stock. This information does not purport to be complete and is subject in all respects to the applicable provisions of the Iowa Business Corporation Act (the "IBCA"), our articles of incorporation, as amended (our "amended articles of incorporation"), and our amended and restated bylaws (our "bylaws").

        Our authorized capital stock consists of 202,000,000 shares, of which 200,000,000 shares are common stock, par value $1 per share, and 2,000,000 shares are preferred stock, par value $1 per share. As of August 31, 2015, we had issued and outstanding 81,504,899 shares of common stock, no shares of preferred stock, options to purchase 3,585,916 shares of common stock at a weighted average exercise price of $14.98 per share and 412,094 restricted stock units. As of August 31, 2015, up to 3,234,400 shares of common stock was available for future grants of equity awards.

Common Stock

        Each outstanding share of our common stock is entitled to one vote per share on each matter submitted to the vote of shareholders. Cumulative voting for the election of directors is not permitted, and the holders of a majority of shares voting for the election of directors can elect all members of the board of directors. Subject to the rights of holders of preferred stock, holders of our common stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the board of directors. Holders of our common stock are entitled to share ratably in all of our assets available for distribution upon our liquidation, dissolution or winding up. Holders of our common stock have no preemptive, conversion, redemption or subscription rights.

        In 2014 and 2013, we paid an annual cash dividend of $0.20 and $0.18, respectively, per share on our common stock. We intend to continue to pay an annual cash dividend on such shares so long as we have sufficient capital and/or future earnings to do so. However, we anticipate retaining most of our future earnings, if any, for use in our operations and the expansion of our business. Any further determination as to dividend policy will be made by our board of directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition and future prospects and such other factors as our board of directors may deem relevant.

        Since we are a holding company, our ability to pay cash dividends depends in large measure on our subsidiaries' ability to make distributions of cash or property to us. Financial covenants under our existing or future loan agreements and reinsurance agreements, or provisions of the laws of the states where we or our subsidiaries are organized, may limit our subsidiaries' ability to make sufficient distributions to us to permit us to pay cash dividends on our common stock.

        As of September 4, 2015, there were approximately 17,300 holders of our common stock.

Preferred Stock

        We are authorized to issue up to 2,000,000 shares of preferred stock. Our amended articles of incorporation authorize our board, without any further shareholder action or approval, to issue these shares from time to time in one or more series with such rights and preferences as may be determined by our board of directors. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.

Indemnification of Directors and Executive Officers and Limitation of Liability

        Section 490.202 of the IBCA permits a corporation to include a provision in its articles of incorporation permitting or making obligatory the indemnification of a director for liability to any person for any action taken, or any failure to take any action, as a director, except liability for (i) the receipt of a financial benefit to which the person is not entitled, (ii) an intentional infliction of harm on the corporation or its shareholders, (iii) unlawful distributions to shareholders, or (iv) an intentional violation of criminal law.

        Our amended articles of incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) intentional infliction of harm on us or our shareholders; (3) a violation of Section 490.833 of the IBCA, which relates to liability for unlawful distributions; and (4) an intentional violation of criminal law.

        Our amended articles of incorporation also provide that each individual who was or is a director of the company who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of the company, or is or was serving at the request of the company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be indemnified and held harmless by the company to the fullest extent permitted by applicable law, except liability for:

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  the amount of a financial benefit received by a director to which the director is not entitled;

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  an intentional infliction of harm on the company or its shareholders;

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  an unlawful distribution to shareholders; and

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  an intentional violation of criminal law.

        Our bylaws also provide that each person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil or criminal action or proceeding by reason of the fact that such person is or was a director of the company or is or was serving at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by us to the fullest extent permitted by Iowa law. This right to indemnification shall also include the right to be paid by us the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Iowa law. This right to indemnification shall be a contract right. We may, by action of our board of directors, provide indemnification to our officers, employees and agents to the extent and to the effect as the board of directors determines to be appropriate and authorized by Iowa law.

        Section 490.857 of the IBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is a director or officer of a corporation, or who, while a director or officer of a corporation, serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by that person in that capacity or arising from that person's status as a director or officer, whether or not the corporation would have the power to indemnify or advance expenses to that person against the same liability under the IBCA. As permitted by and in accordance with Section 490.857 of the IBCA, we maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

Selected Amended Articles of Incorporation and Bylaws Provisions

        Our amended articles of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing (a) a change in control of us or (b) an unsolicited acquisition proposal that a shareholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by shareholders. These provisions are summarized in the following paragraphs.

        Classified Board of Directors.    Our amended articles of incorporation provide for our board of directors to be divided into three classes of directors serving staggered, three year terms. The classification of the board of directors has the effect of requiring at least two annual shareholder meetings to replace a majority of the members of the board of directors.

        Notice Procedures.    Our bylaws establish advance notice procedures with regard to all shareholder proposals to be brought before meetings of our shareholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our amended articles of incorporation and bylaws.

        Shareholder Meetings.    Our bylaws provide that special meetings may be called only by the board of directors or shareholders owning at least 50% of all the votes entitled to be cast on any issue proposed at the special meeting.

        Authorized but Unissued or Undesignated Capital Stock.    Our amended articles of incorporation grant the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of directors' authority could (a) decrease the amount of earnings and assets available for distribution to holders of common stock, (b) adversely affect the rights and powers, including voting rights, of such holders and (c) have the of effect delaying, deferring or preventing a change in control of us. The board of directors does not currently intend to seek shareholder approval prior to any issuance of preferred stock, unless otherwise required by law or the rules of any exchange on which the securities are then traded.

Iowa Takeover Statute

        We are subject to Section 490.1110 of the IBCA which prohibits certain "business combination" transactions between an Iowa corporation and any "interested shareholder" for a period of three years after the date on which such shareholder became an interested shareholder, unless:

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  the board of directors approves, prior to such date, either the proposed business combination or the proposed acquisition of stock which resulted in the shareholder becoming an interested shareholder;

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  upon consummation of the transaction in which the shareholder becomes an interested shareholder, the interested shareholder acquires at least 85% of those shares of the voting stock of the corporation which are not held by the directors, officers or certain employee stock plans; or

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  on or subsequent to the consummation date, the business combination with the interested shareholder is approved by the board of directors and also approved at a shareholders' meeting by the affirmative vote of the holders of at least two-thirds of the outstanding shares of the corporation's voting stock other than shares held by the interested shareholder.

        Section 490.1110 defines "business combination" to include:

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  a merger or consolidation involving the corporation and any interested shareholder;

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  any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of 10% or more of the assets of the corporation involving the interested shareholder;

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  any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested shareholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or

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  any other transaction resulting in a financial benefit to the interested shareholder under Iowa law.

        In general, an "interested shareholder" is any person beneficially owning 10% or more of the outstanding voting stock of the corporation and any person affiliated with or controlled by such person. "Person" means any individual, corporation, partnership, unincorporated association or other entity.

State Statutory Provisions

        Section 490.1108A of the IBCA provides that in considering acquisition proposals, our directors may consider, in addition to the consideration of the effects of any action on shareholders, the effects on our employees, suppliers, creditors, customers and the communities in which we operate, as well as our long-term and short-term interests. Consideration of any or all community interest factors is not a violation of the business judgment rule, even if our directors reasonably determine that effects on a community or other factors outweigh the financial or other benefits to us or a shareholder or group of shareholders. Section 490.624A of the IBCA also includes authorization of "poison pills" which include, without limitation, terms and conditions of stock rights or options issued by a corporation that preclude or limit the exercise, transfer or receipt of stock rights by persons owning or offering to acquire a specified number or percentage of a corporation's outstanding shares.

        The provisions of state law that we describe above could have the effect of delaying, deferring or preventing a change in control of the company if our board of directors determines that a change of control is not in our best interests, those of our shareholders and other constituencies. In addition, the regulatory restrictions on the acquisition of our securities may also deter attempts to effect, or prevent the consummation of, a change in control of the company.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

 DESCRIPTION OF DEPOSITARY SHARES

General Terms

        We may elect to offer depositary shares representing receipts for fractional interests in preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

        We will deposit the shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, an owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

        The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to a decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines the rights of a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. We will file a copy of the deposit agreement with the SEC at or before the time of the offering of the applicable series of depositary shares. This summary is subject to and qualified by reference to the description of the particular terms of your series of depositary shares described in the applicable prospectus supplement.

Interest, Dividends and Other Distributions

        The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the preferred stock to record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares that they own.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the appropriate record holders of depositary shares in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to such record holders.

Redemption of Depositary Shares

        If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share of preferred stock payable in relation to the redeemed series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of any series of deposited preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to vote the amount of the preferred stock represented by that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for preferred stock. The depositary will endeavor, to the extent practicable, to vote the amount of the preferred stock represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the voting shares of the preferred stock if it does not receive specific instructions from the holder of depositary shares representing the preferred stock.

Amendment and Termination of the Deposit Agreement

        We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby.

        The deposit agreement will automatically terminate if:

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  all outstanding depositary shares have been redeemed,

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  each share of preferred stock has been converted into other preference shares or has been exchanged for debt securities, or

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  there has been a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding-up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the preferred stock and issuance of depositary receipts, all withdrawals of shares of preferred stock by holders of depositary shares and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for their account.

Miscellaneous

        The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of preferred stock.

        Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement.

Our and its obligations under the deposit agreement will be limited to performance in good faith of our and its duties under the deposit agreement and neither we nor it will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preference shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with the holders of the warrants. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

        The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines the rights of a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. This summary is subject to and qualified by reference to the description of the particular terms of your series of warrants described in the applicable prospectus supplement.

Debt Warrants

        We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

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  the title of the debt warrants,

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  the debt securities for which the debt warrants are exercisable,

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  the aggregate number of the debt warrants,

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  the principal amount of debt securities that may be purchased upon exercise of each debt warrant, and the price or prices at which we will issue the debt warrants,

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  the procedures and conditions relating to the exercise of the debt warrants,

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  the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security,

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  the date, if any, on and after which the debt warrants and the related securities will be separately transferable,

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  the date on which the right to exercise the debt warrants commences, and the date on which the right will expire,

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  the maximum or minimum number of the debt warrants that may be exercised at any time,

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  whether the debt warrants are issued in registered or bearer form,

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  information with respect to book entry procedures, if any,

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  if applicable, a discussion of material United States federal income tax considerations,

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  any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants, and

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  the terms of the securities that may be purchased upon exercise of the debt warrants.

        We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. Certificates representing debt warrants will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

        We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

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  the title of the warrants,

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  the securities, which may include preferred stock or common stock, for which the warrants may be exercised,

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  the aggregate number of the warrants,

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  the number of securities that may be purchased upon exercise of each warrant, and the price or prices at which we will issue the warrants,

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  the procedures and conditions relating to the exercise of the warrants,

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  the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security,

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  the date, if any, on and after which the warrants and the related securities will be separately transferable,

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  the date on which the right to exercise the warrants commences and the date on which the right will expire,

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  the maximum or minimum number of warrants that may be exercised at any time,

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  if applicable, a discussion of material United States federal income tax considerations, and

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. Certificates representing warrants will be exchangeable for new warrant certificates of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise, the holder of warrants will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

        We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities that may be purchased for cash upon exercise of a warrant, and the exercise price. Warrants may be exercised as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date.

        We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

Enforcement

        The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit enforce, and may substitute and maintain any suit, action, or proceeding against us to enforce these rights to exercise and receive the securities purchasable upon exchange of the warrants.

 DESCRIPTION OF STOCK PURCHASE CONTRACTS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants or other property or securities of an entity unaffiliated with us, a basket of such or any combination of the above, at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of shares of debt securities, shares of our common stock or preferred stock, depositary shares, warrants or other property. The price per share of preferred stock or common stock or price of other securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as a part of stock purchase units each consisting of a purchase contract and debt securities, undivided beneficial ownership interests in debt securities, depositary shares representing fractional interests in debt securities or shares of preferred stock, or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligations under the purchase contract. The stock purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The stock purchase contracts may require holders to secure the holder's obligations in a specified manner that we will file with the SEC in connection with a public offering relating to the stock purchase contracts.

        The applicable prospectus supplement will describe the terms of any stock purchase contracts. The description in the prospectus supplement will not necessarily be complete, and we will refer you to the stock purchase contracts and, if applicable, collateral arrangements and depositary arrangements relating to the stock purchase contracts or stock purchase units.

        The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

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  whether the stock purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

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  whether the stock purchase contracts are to be prepaid or not;

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  whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

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  any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

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  whether the stock purchase contracts will be issued in fully registered or global form; and

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  any other terms of the stock purchase contracts.

 DESCRIPTION OF STOCK PURCHASE UNITS

        We may issue stock purchase units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        The applicable prospectus supplement will describe the terms of any stock purchase units. The preceding description and any description of stock purchase units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase units that we will file with the SEC in connection with a public offering of stock purchase units.

        The applicable prospectus supplement may describe:

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  the designation and terms of the stock purchase units and of the securities comprising the stock purchase units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions for the issuance, payment, settlement, transfer or exchange of the stock purchase units or of the securities comprising the stock purchase units; and

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  whether the stock purchase units will be issued in fully registered or global form.

 PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby in one or more of the following ways from time to time:

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  to underwriters for resale to purchasers;

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  directly to purchasers; or

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  through agents or dealers to purchasers.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third parties may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

        We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in a prospectus supplement.

 LEGAL MATTERS

        Unless otherwise specified in a prospectus supplement accompanying this prospectus, Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, and William R. Kunkel, Executive Vice President and General Counsel of American Equity Investment Life Holding Company, will provide opinions regarding the validity of the securities. Mr. Kunkel is a full-time employee of our company. Mr. Kunkel owns shares of our common stock, beneficially and as a participant in various employee benefit plans, and owns options to purchase shares of our common stock. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements and financial statement schedules of American Equity Investment Life Holding Company and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities covered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits filed as part of the registration statement. For further information with respect to us and the securities being offered, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in the prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or otherwise filed with the SEC, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document is qualified in all respects by reference to the contract or document to which it refers. In addition, we file annual, quarterly and periodic reports, proxy statements and other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are accessible through the Internet at that website. These reports, proxy statements and other information may also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that (i) we can disclose important information to you by referring you to such information in documents we have filed with the SEC and (ii) such information is considered part of this prospectus. The following documents are incorporated by reference into this prospectus (other than, in each case, documents or information deemed furnished and not filed in accordance with the SEC rules, including pursuant to Item 2.02 or Item 7.01 on Form 8-K, and no such information shall be deemed specifically incorporated by reference herein or in any accompanying prospectus supplement):

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  Our Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 27, 2015;

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  The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014 from our definitive Proxy Statement for the 2015 Annual Meeting of Shareholders;

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  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed on May 7, 2015;

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  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed on August 10, 2015;

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  Our Current Report on Form 8-K, dated February 24, 2015, filed on February 25, 2015;

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  Our Current Report on Form 8-K, dated June 4, 2015, filed on June 16, 2015;

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  Our Current Report on Form 8-K, dated August 6, 2015, filed on August 12, 2015; and

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  The description of the common stock which is contained in a registration statement on Form 8-A filed on November 26, 2003 (File No. 001-31911) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) shall be deemed to be incorporated by reference into this prospectus. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed. Nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus, at no cost to the requestor. To receive a free copy of any of the documents incorporated by reference into this prospectus, other than exhibits, unless they are specifically incorporated by reference into those documents, call or write:

American Equity Investment Life Holding Company
6000 Westown Parkway
West Des Moines, IA 50266
Attention: Shareholder Relations
Tel: (515) 221-0002